F IN A N C IA L S T A T E M E N T S T H I R D P O I N T E N H A N C E D L P As of and for the Years Ended 12/31/2023, 12/31/2022 and 12/31/2021 With Report of Independent Auditors

Contents 01 Report of Independent Auditors 03 Statements of Financial Condition 04 Condensed Schedules of Investments 22 Statements of Operations 23 Statements of Changes in Partners’ Capital 25 Statements of Cash Flows 27 Notes to Financial Statements

THIRD POINT ENHANCED LP REPORT OF INDEPENDENT AUDITORS FINANCIAL STATEMENTS 2023 1 A member firm of Ernst & Young Global Limited Ernst & Young Ltd. 62 Forum Lane Camana Bay P.O. Box 510 Grand Cayman KY1-1106 CAYMAN ISLANDS Tel: +1 345 949 8444 Fax: +1 345 949 8529 ey.com Report of Independent Auditors The General Partner Third Point Enhanced LP Opinion We have audited the financial statements of Third Point Enhanced LP (the “Partnership”), which comprise the statements of financial condition, including the condensed schedules of investments, as of December 31, 2023, December 31, 2022 and December 31, 2021, and the related statements of operations, changes in partners’ capital and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2023, December 31, 2022 and December 31, 2021, and the results of its operations, changes in its partners’ capital and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free of material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

THIRD POINT ENHANCED LP 2 FINANCIAL STATEMENTS 2023 REPORT OF INDEPENDENT AUDITORS A member firm of Ernst & Young Global Limited In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. February 16, 2024

STATEMENTS OF FINANCIAL CONDITION
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2023 3

Statements of Financial Condition

(Stated in United States Dollars)	December 31, 2023 $	December 31, 2022 $	December 31, 2021 $
Assets			
Cash and cash equivalents	3,323,814	55,622	128,273
Investments in securities, at fair value (cost $91,603,421, 2022: $128,501,766, 2021: $1,328,219,935) (see Note 2 and Note 6)	48,711,784	75,678,785	1,580,389,628
Investments in affiliated investment funds, at fair value (cost $25,000,395, 2022: $25,038,918, 2021: $34,629,688) (see Note 2 and Note 6)	32,783,075	30,238,850	43,137,705
Due from brokers (see Note 4)	5,335,120	150,602,866	523,970,735
Derivative contracts, at fair value (net upfront fees paid and cost of $0, 2022: $46,052, 2021: $6,849,054) (see Note 2 and Note 8)	12,424	770,271	46,544,478
Interest and dividends receivable	74,553	186,614	3,076,597
Other assets	58,834	3,039,990	1,547,807
Total assets	**90,299,604**	**260,572,998**	**2,198,795,223**
Liabilities and Partners' Capital			
Liabilities			
Securities sold, not yet purchased, at fair value (proceeds $0, 2022: $0, 2021: $278,192,863) (see Note 2 and Note 6)	—	—	290,398,282
Securities sold under agreements to repurchase (see Note 2)	—	2,282,230	33,616,216
Due to brokers (see Note 4)	111,566	124,848,839	493,630,158
Derivative contracts, at fair value (net upfront fees received and cost of $0, 2022: $17,192, 2021: $19,308) (see Note 2 and Note 8)	32,160	131,173	8,362,971
Withdrawals payable to General Partner	359,767	1,996,092	139,516,326
Withdrawals payable to Limited Partners	3,000,000	18,451,228	250,000,000
Management fee payable (see Note 6)	14,361	16,223	155,869
Interest and dividends payable	31,031	171,126	700,901
Accrued expenses	297,551	711,133	1,144,829
Total liabilities	**3,846,436**	**148,608,044**	**1,217,525,552**
Commitments (see Notes 6 and 10)			
Partners' Capital			
General partner's capital	9,257,485	11,852,565	103,033,315
Limited partners' capital	77,195,683	100,112,389	878,236,356
Total partners' capital	**86,453,168**	**111,964,954**	**981,269,671**
Total liabilities and partners' capital	**90,299,604**	**260,572,998**	**2,198,795,223**

See accompanying notes.

THIRD POINT ENHANCED LP
4 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Condensed Schedules of Investments

December 31, 2023

(Stated in United States Dollars) Description	Shares/Contracts	Fair Value $	Percentage of Partners' Capital %
Investments in Securities			
Private Preferred Equity Securities			
North America:			
Consumer, Cyclical		109,377	0.13
Consumer, Non-Cyclical		952,233	1.10
Financial		115,012	0.13
Litigation Financing		193,855	0.22
Technology:			
Verbit, Inc. - Preferred (Series A, B, C, D, E1, Seed)	750,020	4,442,020	5.13
Yellowbrick Data, Inc. - Preferred (Series A, B, C)	1,211,407	4,878,182	5.64
Other		15,196,181	17.59
Total Technology		24,516,383	28.36
Total North America (cost $36,353,089)		**25,886,860**	**29.94**
Europe:			
Consumer, Non-Cyclical		433,429	0.50
Financial:			
N26 GmbH - Preferred (Series E)	188	5,750,971	6.65
Total Europe (cost $14,255,548)		**6,184,400**	**7.15**
Middle East and Africa:			
Technology		2,373,633	2.76
Total Middle East and Africa (cost $3,096,770)		**2,373,633**	**2.76**
Latin America and the Caribbean:			
Consumer, Non-Cyclical		1,913,060	2.21
Total Latin America and the Caribbean (cost $7,032,244)		**1,913,060**	**2.21**
Total Private Preferred Equity Securities (cost $60,737,651)		**36,357,953**	**42.06**
Private Common Equity Securities			
North America:			
Consumer, Cyclical		3,350,609	3.88
Financial		46,399	0.05
Technology:			
Verbit, Inc. - Common	27,720	118,919	0.14

Investments in Securities (continued) Private Common Equity Securities (continued) Other 165,809 0.19 Total Technology 284,728 0.33 Total North America (cost $14,410,876) 3,681,736 4.26 Total Private Common Equity Securities (cost $14,410,876) 3,681,736 4.26 Corporate Bonds Latin America and the Caribbean: Real Estate 2,861,801 3.31 Total Latin America and the Caribbean (cost $4,190,860) 2,861,801 3.31 Total Corporate Bonds (cost $4,190,860) 2,861,801 3.31 Real Estate North America: Commercial 2,366,577 2.74 Total North America (cost $5,242,466) 2,366,577 2.74 Total Real Estate (cost $5,242,466) 2,366,577 2.74 Investment Funds North America: Litigation Financing 1,326,053 1.53 Total North America (cost $3,900,917) 1,326,053 1.53 Total Investment Funds (cost $3,900,917) 1,326,053 1.53 Asset-Backed Securities North America: Consumer Loan 103,518 0.12 Corporate 333,468 0.38 Mortgage 794,004 0.92 Total North America (cost $1,331,265) 1,230,990 1.42 Total Asset-Backed Securities (cost $1,331,265) 1,230,990 1.42 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 5 Condensed Schedules of Investments continued December 31, 2023

THIRD POINT ENHANCED LP
6 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

(Stated in United States Dollars) Description	Shares/Contracts	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Rights and Warrants			
North America:			
Consumer Loan		582,350	0.67
Consumer, Non-Cyclical		4,620	0.01
Diversified		2,262	—
Energy		62,755	0.07
Financial		247	—
Industrial		7,223	0.01
Technology		588	—
Total North America (cost $1,788,701)		**660,045**	**0.76**
Europe:			
Basic Materials		411	—
Financial:			
N26 GmbH - Warrants	44	226,218	0.26
Total Europe (cost $685)		**226,629**	**0.26**
Total Rights and Warrants (cost $1,789,386)		**886,674**	**1.02**
Total Investments in Securities, at fair value (cost $91,603,421)		**48,711,784**	**56.34**
Affiliated Investment Funds			
North America:			
Investments In Limited Partnerships:			
Third Point Structured Credit Opportunities Offshore Fund LP (see Note 6)		32,783,075	37.92
Total North America (cost $25,000,395)		**32,783,075**	**37.92**
Total Affiliated Investment Funds (cost $25,000,395)		**32,783,075**	**37.92**
Derivatives Contracts			
Foreign Currency Forward Contracts			
Buy Euro, Sell United States Dollar		2,867	—
Buy United States Dollar, Sell Euro		(22,603)	(0.02)
Total Foreign Currency Forward Contracts		**(19,736)**	**(0.02)**
Net Derivative Contracts		**(19,736)**	**(0.02)**

See accompanying notes

Investments in Securities Equity Securities North America: Diversified 3,651,934 3.26 Energy 6,016 0.01 Total North America (cost $3,579,558) 3,657,950 3.27 Europe: Diversified 477,722 0.43 Total Europe (cost $481,625) 477,722 0.43 Latin America and the Caribbean: Diversified 536,492 0.48 Total Latin America and the Caribbean (cost $536,938) 536,492 0.48 Total Equity Securities (cost $4,598,121) 4,672,164 4.18 Asset-Backed Securities North America: Aircraft 168,310 0.14 Consumer Loan 6,411,382 5.73 Corporate 3,132,395 2.80 Mortgage 6,528,224 5.83 Student Loan 858,390 0.77 Total North America (cost $25,543,871) 17,098,701 15.27 Europe: Mortgage 164,416 0.15 Total Europe (cost $187,190) 164,416 0.15 Latin America and the Caribbean: Aircraft 37,603 0.03 Corporate 417,376 0.37 Total Latin America and the Caribbean (cost $829,539) 454,979 0.40 Total Asset-Backed Securities (cost $26,560,600) 17,718,096 15.82 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 7 Condensed Schedules of Investments continued December 31, 2022

THIRD POINT ENHANCED LP
8 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Condensed Schedules of Investments continued

December 31, 2022

(Stated in United States Dollars) Description	Shares/Contracts	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Corporate Bonds			
North America:			
Technology		129,000	0.11
Total North America (cost $566,155)		**129,000**	**0.11**
Latin America and the Caribbean:			
Real Estate		2,581,476	2.31
Total Latin America and the Caribbean (cost $3,263,654)		**2,581,476**	**2.31**
Total Corporate Bonds (cost $3,829,809)		**2,710,476**	**2.42**
Private Preferred Equity Securities			
North America:			
Consumer, Cyclical		132,134	0.12
Consumer, Non-Cyclical		1,479,727	1.32
Financial		46,402	0.04
Litigation Financing		193,855	0.17
Technology:			
Verbit, Inc. - Preferred (Series A, B, C, D, E1, Seed)	750,020	6,492,942	5.80
Other		22,310,541	19.93
Total Technology		28,803,483	25.73
Total North America (cost $43,351,984)		**30,655,601**	**27.38**
Europe:			
Consumer, Non-Cyclical		395,733	0.36
Financial:			
N26 GmbH - Preferred (Series E)	188	5,120,215	4.57
Total Europe (cost $14,255,548)		**5,515,948**	**4.93**
Latin America and the Caribbean:			
Consumer, Non-Cyclical		2,473,606	2.21
Total Latin America and the Caribbean (cost $7,032,244)		**2,473,606**	**2.21**
Middle East and Africa:			
Technology		2,500,375	2.23
Total Middle East and Africa (cost $3,094,341)		**2,500,375**	**2.23**
Total Private Preferred Equity Securities (cost $67,734,117)		**41,145,530**	**36.75**

CONDENSED SCHEDULES OF INVESTMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2023 9

(Stated in United States Dollars) Description	Shares/Contracts	Fair Value $	Percentage of Partners' Capital %
Investments in Securities (continued)			
Private Common Equity Securities			
North America:			
Consumer, Cyclical		3,864,966	3.45
Consumer, Non-Cyclical		4,962	0.01
Financial		46,399	0.04
Technology:			
Verbit, Inc. - Common	27,720	239,973	0.21
Other		178,524	0.16
Total Technology		418,497	0.37
Total North America (cost $14,424,728)		**4,334,824**	**3.87**
Total Private Common Equity Securities (cost $14,424,728)		**4,334,824**	**3.87**
Investment Funds			
North America:			
Litigation Financing		954,317	0.85
Total North America (cost $3,776,917)		**954,317**	**0.85**
Total Investment Funds (cost $3,776,917)		**954,317**	**0.85**
Real Estate			
North America:			
Commercial		2,511,068	2.24
Total North America (cost $5,393,387)		**2,511,068**	**2.24**
Total Real Estate (cost $5,393,387)		**2,511,068**	**2.24**
Rights and Warrants			
North America:			
Consumer Loan		858,798	0.77
Diversified		59,588	0.06
Financial		1,919	—
Industrial		4,568	—
Technology		3,790	—
Total North America (cost $1,944,010)		**928,663**	**0.83**
Europe:			
Basic Materials		52,060	0.05
Diversified		1,005	—
Financial:			
N26 GmbH - Warrants	44	557,209	0.50
Total Europe (cost $37,216)		**610,274**	**0.55**

Investments in Securities (continued) Rights and Warrants (continued) Latin America and the Caribbean: Diversified 2,057 — Total Latin America and the Caribbean (cost $22,326) 2,057 — Total Rights and Warrants (cost $2,003,552) 1,540,994 1.38 Digital Assets North America: Technology 91,316 0.08 Total Digital Assets (cost $180,535) 91,316 0.08 Total Investments in Securities, at fair value (cost $128,501,766) 75,678,785 67.59 Affiliated Investment Funds North America: Investments In Limited Partnerships: Third Point Structured Credit Opportunities Offshore Fund LP (see Note 6) 30,228,126 27.00 Total North America (cost $25,000,000) 30,228,126 27.00 Latin America and the Caribbean: Investments In Limited Partnerships 10,724 0.01 Total Latin America and the Caribbean (cost $38,918) 10,724 0.01 Total Affiliated Investment Funds (cost $25,038,918) 30,238,850 27.01 Derivatives Contracts Contracts for Differences—Long Contracts North America: Consumer, Cyclical 374 — Total North America 374 — Total Contracts for Differences—Long Contracts 374 — Credit Default Swaps—Protection Purchased North America: Asset-Backed Securities Index 60,045 0.05 Total North America (net upfront fees paid $46,052) 60,045 0.05 Total Credit Default Swaps—Protection Purchased (net upfront fees paid $46,052) 60,045 0.05 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP 10 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2022

Derivative Contracts (continued) Credit Default Swaps - Protection Sold North America: Asset-Backed Securities Index (21,863) (0.02) Total North America (net upfront fees received $17,192) (21,863) (0.02) Total Credit Default Swaps—Protection Sold (net upfront fees received $17,192) (21,863) (0.02) Foreign Currency Forward Contracts Buy United States Dollar, Sell Chilean Peso (33,223) (0.03) Buy United States Dollar, Sell Euro (66,339) (0.06) Total Foreign Currency Forward Contracts (99,562) (0.09) Interest Rate Swaps - Long Contracts North America: US Treasury Rates 468,030 0.42 Total North America 468,030 0.42 Total Interest Rate Swaps 468,030 0.42 Total Return Swaps—Short Contracts North America: Equity Swap Basket (9,748) (0.01) Total North America (9,748) (0.01) Futures—Short Contracts North America: Interest Rate 223,738 0.20 Commodities 18,084 0.02 Total North America 241,822 0.22 Total Futures—Short Contracts 241,822 0.22 Net Derivative Contracts (including net upfront fees paid and cost of $28,860) 639,098 0.57 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % See accompanying notes THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 11

THIRD POINT ENHANCED LP
12 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Condensed Schedules of Investments continued

December 31, 2021

(Stated in United States Dollars) Description	Shares/Contracts	Fair Value $	Percentage of Partners' Capital %
Investments in Securities			
Equity Securities			
North America:			
Basic Materials		25,943,272	2.64
Communications			
Amazon.com Inc.	26,000	86,692,840	8.83
Other		105,853,240	10.79
Total Communications		192,546,080	19.62
Consumer, Cyclical		99,568,281	10.15
Consumer, Non-Cyclical			
Danaher Corp	211,600	69,618,517	7.09
Other		216,854,709	22.10
Total Consumer, Non-Cyclical		286,473,226	29.19
Energy		13,945,691	1.43
Financial		45,227,395	4.62
Government		419,020	0.04
Industrial		15,207,092	1.55
Technology			
Intuit Inc.	83,900	53,966,158	5.50
SentinelOne Inc.	1,949,468	98,428,639	10.03
Other		71,635,827	7.28
Total Technology		224,030,624	22.81
Utilities			
Pacific Gas & Electric Co	5,619,497	68,220,694	6.96
Pacific Gas & Electric Co, 8/16/2023, 5.5%	36,400	4,210,752	0.43
Other		13,690,680	1.40
Total Utilities		86,122,126	8.79
Diversified		25,008,579	2.55
Total North America (cost $753,781,341)		**1,014,491,386**	**103.39**
Europe:			
Basic Materials		6,536,634	0.67
Consumer, Non-Cyclical		5,151,300	0.52
Industrial		2,554,275	0.26
Technology		37,806,960	3.85
Total Europe (cost $46,246,792)		**52,049,169**	**5.30**
Latin America and the Caribbean:			
Diversified		6,193,719	0.63
Total Latin America and the Caribbean (cost $6,242,751)		**6,193,719**	**0.63**

Investments in Securities (continued) Equity Securities (continued) Middle East and Africa: Diversified 1,284,114 0.13 Financial 248,683 0.03 Total Middle East and Africa (cost $1,432,947) 1,532,797 0.16 Asia-Pacific: Communications 6,456,842 0.66 Total Asia-Pacific (cost $6,894,995) 6,456,842 0.66 Total Equity Securities (cost $814,598,826) 1,080,723,913 110.14 Asset-Backed Securities North America: Aircraft 5,176,109 0.52 Consumer Loan 63,021,380 6.44 Corporate 13,553,044 1.37 Mortgage 134,424,355 13.68 Student Loan 13,223,944 1.35 Total North America (cost $226,132,744) 229,398,832 23.36 Europe: Aircraft 344,758 0.04 Mortgage 2,636,055 0.27 Total Europe (cost $2,971,466) 2,980,813 0.31 Latin America and the Caribbean: Aircraft 2,958,069 0.30 Corporate 2,465,458 0.26 Total Latin America and the Caribbean (cost $6,068,658) 5,423,527 0.56 Total Asset-Backed Securities (cost $235,172,868) 237,803,172 24.23 Corporate Bonds North America: Communications 138,539 0.01 Consumer, Cyclical 17,505,493 1.78 Consumer, Non-Cyclical 6,753,425 0.69 Energy 55,892,789 5.70 Financial 3,493,424 0.36 Industrial 27,790,839 2.83 Technology 151,000 0.02 Total North America (cost $104,967,428) 111,725,509 11.39 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 13 Condensed Schedules of Investments continued December 31, 2021

Investments in Securities (continued) Corporate Bonds (continued) Europe: Consumer, Cyclical 6,668,152 0.68 Consumer, Non-Cyclical 7,692,315 0.78 Energy 952,952 0.10 Industrial 3,492,227 0.36 Total Europe (cost $20,003,081) 18,805,646 1.92 Latin America and the Caribbean: Communications 100,166 0.01 Consumer, Cyclical 10,067,562 1.02 Real Estate 8,327,472 0.85 Total Latin America and the Caribbean (cost $19,154,973) 18,495,200 1.88 Asia-Pacific: Financial 414,643 0.04 Total Asia-Pacific (cost $668,202) 414,643 0.04 Total Corporate Bonds (cost $144,793,684) 149,440,998 15.23 Private Preferred Equity Securities North America: Consumer, Cyclical 762,842 0.08 Consumer, Non-Cyclical 7,233,931 0.74 Financial 181,410 0.02 Litigation Financing 87,318 0.01 Technology 46,216,154 4.70 Total North America (cost $54,983,023) 54,481,655 5.55 Europe: Consumer, Non-Cyclical 596,045 0.06 Financial 12,952,205 1.32 Total Europe (cost $16,306,094) 13,548,250 1.38 Latin America and the Caribbean: Technology 3,079,864 0.31 Total Latin America and the Caribbean (cost $2,255,560) 3,079,864 0.31 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP 14 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Investments in Securities (continued) Private Preferred Equity Securities (continued) Middle East and Africa: Technology 3,662,916 0.38 Total Middle East and Africa (cost $3,645,362) 3,662,916 0.38 Total Private Preferred Equity Securities (cost $77,190,039) 74,772,685 7.62 Private Common Equity Securities North America: Consumer, Cyclical 7,012,618 0.72 Consumer, Non-Cyclical 34,304 0.00 Financial 181,420 0.02 Technology 1,179,082 0.12 Total North America (cost $15,017,098) 8,407,424 0.86 Latin America and the Caribbean: Technology 337,053 0.03 Total Latin America and the Caribbean (cost $219,168) 337,053 0.03 Total Private Common Equity Securities (cost $15,236,266) 8,744,477 0.89 Bank Debt North America: Consumer, Cyclical 2,025,469 0.21 Total North America (cost $2,178,932) 2,025,469 0.21 Latin America and the Caribbean: Consumer, Cyclical 3,768,450 0.38 Total Latin America and the Caribbean ($5,588,941) 3,768,450 0.38 Total Bank Debt (cost $7,767,873) 5,793,919 0.59 Investment Funds North America: Digital Assets 148,220 0.02 Litigation Financing 871,357 0.09 Total North America (cost $1,675,401) 1,019,577 0.11 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 15 Condensed Schedules of Investments continued December 31, 2021

Investments in Securities (continued) Investment Funds (continued) Latin America and the Caribbean: Real Estate — 0.00 Total Latin America and the Caribbean (cost $3,911,700) — 0.00 Total Investment Funds (cost $5,587,101) 1,019,577 0.11 Real Estate North America: Commercial 8,440,476 0.86 Total North America (cost $9,110,383) 8,440,476 0.86 Total Real Estate (cost $9,110,383) 8,440,476 0.86 Rights and Warrants North America: Basic Materials 646,525 0.07 Communications 75,876 0.01 Consumer Loan 1,549,004 0.16 Consumer, Cyclical 181,702 0.02 Consumer, Non-Cyclical 85,006 0.01 Diversified 707,212 0.07 Financial 13,745 0.00 Industrial 169,011 0.01 Technology 167,128 0.02 Utilities 722,436 0.07 Total North America (cost $4,927,917) 4,317,645 0.44 Latin America and the Caribbean: Diversified 151,954 0.02 Total Latin America and the Caribbean (cost $310,204) 151,954 0.02 Total Rights and Warrants (cost $5,238,121) 4,469,599 0.46 Sovereign Debt Latin America and the Caribbean: Government 532,782 0.05 Total Latin America and the Caribbean (cost $3,377,736) 532,782 0.05 Total Sovereign Debt (cost $3,377,736) 532,782 0.05 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP 16 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Investments in Securities (continued) Trade Claims North America: Financial 32,928 0.00 Total North America (cost $83,190) 32,928 0.00 Total Trade Claims (cost $83,190) 32,928 0.00 Option Contracts North America: Communications 2,677,790 0.28 Funds 58,999 0.01 Index 337,215 0.03 Technology 5,425,185 0.55 Total North America (cost $9,587,083) 8,499,189 0.87 Europe: Index 115,913 0.01 Total Europe (cost $476,765) 115,913 0.01 Total Option Contracts (cost $10,063,848) 8,615,102 0.88 Total Investments in Securities, at fair value (cost $1,328,219,935) 1,580,389,628 161.06 Affiliated Investment Funds North America: Investments In Limited Partnerships 32,295,000 3.29 Total North America (cost $25,000,000) 32,295,000 3.29 Latin America and the Caribbean: Investments In Limited Partnerships 10,842,705 1.11 Total Latin America and the Caribbean (cost $9,629,688) 10,842,705 1.11 Total Affiliated Investment Funds (cost $34,629,688) 43,137,705 4.40 Securities Sold, not yet Purchased Equity Securities North America: Basic Materials (5,483,660) (0.55) Communications (20,460,931) (2.09) Consumer, Cyclical (34,000,473) (3.47) Consumer, Non-Cyclical (25,616,332) (2.60) Energy (10,271,414) (1.05) Financial (7,259,556) (0.74) (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 17 Condensed Schedules of Investments continued December 31, 2021

Securities Sold, not yet Purchased (continued) Equity Securities (continued) North America (continued): Funds (91,677,452) (9.34) Industrial (28,504,598) (2.90) Technology (11,032,174) (1.12) Utilities (1,778,510) (0.18) Total North America (proceeds $222,727,031) (236,085,100) (24.04) Europe: Consumer, Non-Cyclical (683,228) (0.07) Technology (1,204,208) (0.12) Total Europe (proceeds $1,947,559) (1,887,436) (0.19) Asia-Pacific: Technology (1,471,480) (0.15) Total Asia-Pacific (proceeds $958,634) (1,471,480) (0.15) Total Equity Securities (proceeds $225,633,224) (239,444,016) (24.38) Corporate Bonds North America: Consumer, Cyclical (921,528) (0.09) Total North America (proceeds $913,588) (921,528) (0.09) Total Corporate Bonds (proceeds $913,588) (921,528) (0.09) Treasury Securities North America: Government (48,061,582) (4.93) Total North America (proceeds $47,359,690) (48,061,582) (4.93) Total Treasury Securities (proceeds $47,359,690) (48,061,582) (4.93) (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP 18 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Securities Sold, not yet Purchased (continued) Option Contracts North America: Communications (1,035,114) (0.11) Consumer, Cyclical (657,140) (0.06) Financial (43,688) (0.00) Funds (1,439) (0.00) Index (37,950) (0.00) Technology (182,188) (0.02) Total North America (proceeds $4,203,268) (1,957,519) (0.19) Europe Index (13,637) (0.00) Total Europe (proceeds $83,093) (13,637) (0.00) Total Option Contracts (proceeds $4,286,361) (1,971,156) (0.19) Total Securities Sold, not yet Purchased (proceeds $278,192,863) (290,398,282) (29.59) Derivatives Contracts Contracts for Differences—Long Contracts North America: Diversified (41,100) (0.00) Energy 907,555 0.10 Financial (28,516) (0.00) Industrial 1,201,065 0.12 Total North America 2,039,004 0.22 Europe: Communications 1,052,171 0.11 Consumer, Cyclical 26,826,143 2.73 Consumer, Non-Cyclical 1,490,554 0.15 Energy 2,283,365 0.24 Financial 465,016 0.04 Total Europe 32,117,249 3.27 Total Contracts for Differences—Long Contracts 34,156,253 3.49 Contracts for Differences—Short Contracts North America: Funds (392,394) (0.04) Total North America (392,394) (0.04) (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 19 Condensed Schedules of Investments continued December 31, 2021

Derivatives Contracts (continued) Contracts for Differences—Short Contracts (continued) Europe: Basic Materials (12,100) (0.00) Consumer, Cyclical (76,314) (0.01) Consumer, Non-Cyclical 352,948 0.03 Financial 144,171 0.02 Industrial (136,161) (0.01) Total Europe 272,544 0.03 Asia-Pacific: Industrial (140,767) (0.01) Technology (1,624,926) (0.17) Total Asia-Pacific (1,765,693) (0.18) Total Contracts for Differences—Short Contracts (1,885,543) (0.19) Credit Default Swaps—Protection Purchased North America: Asset-Backed Securities Index 76,003 0.00 Total North America (net upfront fees paid $59,446) 76,003 0.00 Total Credit Default Swaps—Protection Purchased (net upfront fees paid $59,446) 76,003 0.00 Credit Default Swaps—Protection Sold North America: Asset-Backed Securities Index (23,512) (0.00) Total North America (net upfront fees received $19,308) (23,512) (0.00) Total Credit Default Swaps—Protection Sold (net upfront fees received $19,308) (23,512) (0.00) Foreign Currency Forward Contracts Buy United States Dollar, Sell Chinese Yuan (204,061) (0.02) Buy United States Dollar, Sell Euro (83,281) (0.01) Total Foreign Currency Forward Contracts (287,342) (0.03) Interest Rate Swaptions North America: US Treasury Rates 9,102,513 0.93 Total North America (cost $6,789,608) 9,102,513 0.93 Total Interest Rate Swaptions (cost $6,789,608) 9,102,513 0.93 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % THIRD POINT ENHANCED LP 20 FINANCIAL STATEMENTS 2023 CONDENSED SCHEDULES OF INVESTMENTS

Derivatives Contracts (continued) Total Return Swaps—Long Contracts North America: Energy (1,968) (0.00) Equity Swap Basket 100,754 0.01 Total North America 98,786 0.01 Total Return Swaps—Long Contracts 98,786 0.01 Total Return Swaps—Short Contracts North America: Equity Swap Basket (854,602) (0.09) Index (2,428,320) (0.25) Total North America (3,282,922) (0.34) Europe: Equity Swap Basket (104,237) (0.01) Total Europe (104,237) (0.01) Total Return Swaps—Short Contracts (3,387,159) (0.35) Commodity Futures—Long Contracts North America: Commodities 1,757,294 0.18 Total North America 1,757,294 0.18 Total Commodity Futures—Long Contracts 1,757,294 0.18 Futures—Short Contracts North America: Interest Rate (648) (0.00) Total North America (648) (0.00) Europe: Index (1,472,742) (0.15) Interest Rate 47,604 0.00 Total Europe (1,425,138) (0.15) Total Futures—Short Contracts (1,425,786) (0.15) Net Derivative Contracts (including net upfront fees paid and cost of 6,829,746) 38,181,507 3.89 (Stated in United States Dollars) Description Shares/Contracts Fair Value $ Percentage of Partners' Capital % See accompanying notes. THIRD POINT ENHANCED LP CONDENSED SCHEDULES OF INVESTMENTS FINANCIAL STATEMENTS 2023 21 Condensed Schedules of Investments continued December 31, 2021

THIRD POINT ENHANCED LP
22 FINANCIAL STATEMENTS 2023
STATEMENTS OF OPERATIONS

Statements of Operations

(Stated in United States Dollars)	For the year ended December 31, 2023 $	For the year ended December 31, 2022 $	For the year ended December 31, 2021 $
Realized and unrealized gain (loss) on investment transactions			
Net realized gain/(loss) from securities and foreign currency transactions (see Note 6)	(14,144,144)	50,423,066	647,235,473
Net realized gain/(loss) from affiliated investment funds and foreign currency transactions (see Note 6)	(18,288)	434,578	2,383,830
Net realized gain/(loss) from derivative contracts and foreign currency transactions (see Note 8)	1,171,390	42,145,128	(33,150,719)
Net change in unrealized gain/(loss) on securities and foreign currency translations (see Note 6)	9,931,344	(292,787,255)	(217,807,742)
Net change in unrealized gain/(loss) on affiliated investment funds and foreign currency translations (see Note 6)	2,582,748	(3,308,085)	3,801,808
Net change in unrealized gain/(loss) on derivative contracts and foreign currency translations (see Note 8)	(629,974)	(30,741,523)	25,579,499
Net gain/(loss) on currencies	(52,603)	1,185,714	24,395
Net realized and unrealized gain/(loss) from investment transactions	**(1,159,527)**	**(232,648,377)**	**428,066,544**
Investment income			
Interest	2,084,859	26,142,919	29,335,046
Dividends, net of withholding taxes of $0 (2022: $453,463, 2021: $1,081,534)	—	1,508,156	4,017,645
Stock loan fees	—	430,161	44,758
Other	—	495,244	—
Total investment income	**2,084,859**	**28,576,480**	**33,397,449**
Expenses			
Management fee (see Note 6)	1,113,138	5,785,354	16,723,958
Interest	89,739	4,925,917	5,845,711
Dividends on securities sold, not yet purchased	—	1,418,602	10,576,023
Research fees	—	636,203	1,659,374
Stock borrow fees	—	662,748	2,811,364
Administrative and professional fees	526,522	964,082	2,632,222
Other	87,878	460,766	1,126,800
Total expenses	**1,817,277**	**14,853,672**	**41,375,452**
Net investment income/(loss)	**267,582**	**13,722,808**	**(7,978,003)**
Net income/(loss)	**(891,945)**	**(218,925,569)**	**420,088,541**

See accompanying notes.

Year ended December 31, 2023 Total General Partner Limited Partners (Stated in United States Dollars) $ $ $ Partners’ capital at beginning of year 111,964,954 11,852,565 100,112,389 Capital withdrawals (24,619,841) (2,619,841) (22,000,000) Allocation of net income/(loss): Net realized gain/(loss) from investment transactions (13,043,645) (1,285,526) (11,758,119) Net change in unrealized gain/(loss) from investment transactions 11,884,118 1,171,248 10,712,870 Net investment income/(loss) 267,582 139,039 128,543 Net income/(loss) (891,945) 24,761 (916,706) Partners’ capital at end of year 86,453,168 9,257,485 77,195,683 See accompanying notes. Year ended December 31, 2022 Total General Partner Limited Partners (Stated in United States Dollars) $ $ $ Partners’ capital at beginning of year 981,269,671 103,033,315 878,236,356 Capital withdrawals (650,379,148) (69,036,195) (581,342,953) Allocation of net income/(loss): Net realized gain/(loss) from investment transactions 94,188,486 9,764,571 84,423,915 Net change in unrealized gain/(loss) from investment transactions (326,836,863) (33,883,352) (292,953,511) Net investment income/(loss) 13,722,808 1,974,226 11,748,582 Net income/(loss) (218,925,569) (22,144,555) (196,781,014) Partners’ capital at end of year 111,964,954 11,852,565 100,112,389 See accompanying notes. THIRD POINT ENHANCED LP STATEMENTS OF CHANGES IN PARTNERS' CAPITAL FINANCIAL STATEMENTS 2023 23 Statements of Changes in Partners’ Capital

Year ended December 31, 2021 Total General Partner Limited Partners (Stated in United States Dollars) $ $ $ Partners’ capital at beginning of year 1,226,565,167 170,947,421 1,055,617,746 Capital withdrawals (665,384,037) (189,516,326) (475,867,711) Allocation of net income/(loss): Net realized gain/(loss) from investment transactions 616,492,979 66,618,615 549,874,364 Net change in unrealized gain/(loss) from investment transactions (188,426,435) (20,361,478) (168,064,957) Net investment income/(loss) (7,978,003) 983,920 (8,961,923) Incentive allocation — 74,361,163 (74,361,163) Net income/(loss) 420,088,541 121,602,220 298,486,321 Partners’ capital at end of year 981,269,671 103,033,315 878,236,356 See accompanying notes. THIRD POINT ENHANCED LP 24 FINANCIAL STATEMENTS 2023 STATEMENTS OF CHANGES IN PARTNERS' CAPITAL Statements of Changes in Partners’ Capital continued

Cash flows from operating activities Net income/(loss) (891,945) (218,925,569) 420,088,541 Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities: Purchases of investment securities (4,646,223) (1,772,956,936) (3,806,258,287) Proceeds from disposition of investment securities 27,400,424 2,930,597,089 4,889,628,053 Purchases of investment securities to cover short sales — (290,032,357) (489,545,036) Proceeds from short sales of investment securities — 41,272,407 528,731,512 Purchases of affiliated investment funds — (3,100,196) (7,073,803) Proceeds from disposition of affiliated investment funds 20,235 13,125,544 3,791,692 Purchases of derivatives (113,652) (2,500,341) (104,120,235) Proceeds/(settlements) from disposition of derivatives 1,313,902 51,446,355 71,641,701 Repayments for securities sold under agreements to repurchase (2,282,230) (411,669,539) (89,870,893) Proceeds from securities sold under agreements to repurchase — 380,335,553 117,945,016 Net realized (gain)/loss from securities and foreign currency transactions (see Note 6) 14,144,144 (50,423,066) (647,235,473) Net realized (gain)/loss from affiliated investment funds and foreign currency transactions (see Note 6) 18,288 (434,578) (2,383,830) Net realized (gain)/loss from derivative contracts and foreign currency transactions (see Note 8) (1,171,390) (42,145,128) 33,150,719 Net change in unrealized (gain)/loss on securities and foreign currency translations (see note 6) (9,931,344) 292,787,255 217,807,742 Net change in unrealized (gain)/loss on affiliated investment funds and foreign currency translations (see Note 6) (2,582,748) 3,308,085 (3,801,808) Net change in unrealized (gain)/loss on derivative contracts and foreign currency translations (see Note 8) 629,974 30,741,523 (25,579,499) (Stated in United States Dollars) For the year ended December 31, 2023 $ For the year ended December 31, 2022 $ For the year ended December 31, 2021 $ THIRD POINT ENHANCED LP STATEMENTS OF CASH FLOWS FINANCIAL STATEMENTS 2023 25 Statements of Cash Flows

Amortization of premium and accretion of discount, net — 176,444 1,151,320 Changes in operating assets and liabilities: Decrease/(increase) in due from brokers 145,267,746 373,367,869 (399,384,199) Decrease/(increase) in interest and dividends receivable 112,061 2,889,983 159,806 Decrease/(increase) in other assets (see Note 6) 2,981,156 (1,492,183) 2,335,431 Increase/(decrease) in due to brokers (124,737,273) (368,781,319) (400,374,156) Increase/(decrease) in management fee payable (see Note 6) (1,862) (139,646) (21,042) Increase/(decrease) in interest and dividends payable (140,095) (529,775) 28,895 Increase/(decrease) in accrued expenses (413,582) (433,696) 111,004 Net cash provided by/(used in) operating activities 44,975,586 956,483,778 310,923,171 Cash flows from financing activities Capital withdrawals (41,707,394) (956,556,429) (350,867,711) Net cash provided by/(used in) financing activities (41,707,394) (956,556,429) (350,867,711) Net increase/(decrease) in cash and cash equivalents 3,268,192 (72,651) (39,944,540) Cash and cash equivalents at beginning of year 55,622 128,273 40,072,813 Cash and cash equivalents at end of year 3,323,814 55,622 128,273 Supplemental disclosure of cash flow information Cash paid during the year for interest 229,834 5,169,072 5,853,103 In-kind transfer of assets to satisfy withdrawals (see Note 6) — 62,891,725 — (Stated in United States Dollars) For the year ended December 31, 2023 $ For the year ended December 31, 2022 $ For the year ended December 31, 2021 $ See accompanying notes. THIRD POINT ENHANCED LP 26 FINANCIAL STATEMENTS 2022 STATEMENTS OF CASH FLOWS Statements of Cash Flows continued

1. Organization Third Point Enhanced LP (the “Partnership”) was organized as an exempted limited partnership under the laws of the Cayman Islands on June 25, 2018, commenced operations on September 3, 2018, and is registered under the Cayman Islands Mutual Funds Law and with the Cayman Islands Monetary Authority. Third Point LLC (the “Investment Manager”) serves as the Investment Manager for the Partnership. The Partnership was formed to invest on a pari passu basis with the Third Point Offshore Master Fund LP, whose investment objective is to achieve superior risk-adjusted returns by deploying capital in investments with a favorable risk/reward scenario across select asset classes, sectors, and geographies, both long and short. The Investment Manager identifies these opportunities using a combination of top-down asset allocation decisions and a bottom-up, value-oriented approach to single security analysis. The Investment Manager supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures across specific asset classes, sectors and geographies. The Partnership will continue until terminated as provided for in the Amended and Restated Exempted Limited Partnership Agreement (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement. The General Partner of the Partnership is Third Point Advisors L.L.C. (the “General Partner”). The Investment Manager is registered as an investment adviser under the U.S. Investment Advisers Act of 1940. The managing member of the Investment Manager and the General Partner are responsible for the operation and management of the Partnership. The Partnership is an investment company and applies specialized accounting guidance as outlined in Financial Services – Investment Companies (Topic 946) and in accordance with the relevant articles of Regulation S-X. The Investment Manager evaluated this guidance and determined that the Partnership meets the criteria to be classified as an investment company. Accordingly, the Partnership reflects its investments in the Statements of Financial Condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value, if any, reflected in net change in unrealized gain/loss on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations. International Fund Services (N.A.), L.L.C. serves as the administrator (the “Administrator”) and transfer agent to the Partnership. Certain prior period amounts may be reclassified to conform to the current presentation, with no effect on the Partnership's assets, liabilities, partners' capital, results of operations or cash flows. During December of 2022 SiriusPoint Bermuda Insurance Company Ltd. ("SiriusPoint"), the largest limited partner in the Partnership, requested a withdrawal representing a substantial portion of their remaining capital (approximately $177.3 million). This withdrawal was satisfied in part from available cash or proceeds generated from sales of investments and in part from an in-kind transfer of SiriusPoint's approximate pro-rata indirect share of certain underlying investments, as described in detail in Note 6. The General Partner also withdrew approximately $21.0 million to maintain their pro-rata ownership of the THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 27 Notes to Financial Statements Year ended December 31, 2023

1. Organization (continued) Partnership. While the Partnership may make periodic distributions to partners as certain investments are sold, Management continues to see the Partnership as a going concern. 2. Significant Accounting Policies The Partnership’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and are expressed in United States dollars. The following is a summary of the significant accounting and reporting policies: The Partnership is exempt from all forms of taxation in the Cayman Islands, including income, capital gains and withholding taxes. In jurisdictions other than the Cayman Islands, in some cases foreign taxes will be withheld at the source on dividends and certain interest received by the Partnership. Capital gains derived by the Partnership in such jurisdictions generally will be exempt from foreign income or withholding taxes at the source. The Partnership will be treated as a partnership for federal income tax purposes and each investor will be subject to taxation on its share of the Partnership’s ordinary income and capital gains. The Partnership evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a “more likely-than-not” threshold would be recorded as a tax expense in the current year. The General Partner has reviewed the Partnership’s tax positions and has concluded that no material provision for income tax is required in the Partnership’s financial statements. Generally, the Partnership may be subject to income tax examinations by major tax authorities including the United States and other authorities for open tax years since inception. The Partnership would recognize interest and penalties, if any, related to unrecognized tax positions as income tax expense in the Statements of Operations. During the years ended December 31, 2023, December 31, 2022 and December 31, 2021, the Partnership did not incur any interest or penalties related to unrecognized tax positions. The Partnership records security transactions and related income and expense on a trade-date basis. Realized gains and losses are determined using cost calculated on a specific identification basis. Dividends are recorded on the ex-dividend date. Income and expense are recorded on the accrual basis, including interest and premiums amortized and discounts accreted on interest bearing investments. The Partnership may enter into repurchase (or "securities sold under an agreement to repurchase") and reverse repurchase agreements (or "securities purchased under an agreement to resell") with financial institutions in which the financial institution agrees to resell or repurchase securities and the Partnership agrees to repurchase or resell such securities at a mutually agreed price upon maturity. These agreements are collateralized by debt securities. At December 31, 2023, there were no repurchase agreements outstanding and accordingly there were no securities pledged under repurchase agreements (2022: $3,015,441, 2021: $46,306,770). The Partnership did not have reverse repurchase agreements as of the years ended December 31, 2023, December 31, 2022 and December 31, 2021. THIRD POINT ENHANCED LP 28 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) Interest expense and income related to repurchase and reverse repurchase agreements held during the year are included in the Statements of Operations. Generally, repurchase and reverse repurchase agreements that the Partnership enters into mature within 30 to 90 days. The Partnership may lend securities for securities lending transactions or pledge securities and/or cash for securities borrowed transactions. The value of any securities loaned is reflected in investments in securities in the Statements of Financial Condition. As of December 31, 2023, the Partnership had no securities loaned (2022: $0, 2021: $1,107,323). Any collateral received would be reflected in due from/to brokers in the Statements of Financial Condition. The Partnership engages in securities lending transactions whereby upon the Partnership’s request, its prime brokers, as lending agents, may loan securities of the Partnership as selected by the Partnership to certain institutions. The securities loaned are generally collateralized in the form of cash or U.S. treasury securities in an amount typically at least equal to the fair value of the securities loaned. The fair value of the loaned securities is determined at the close of business on each business day and any additional required collateral is delivered to the Partnership on the next business day. Risks may arise upon entering into securities lending transactions to the extent that the value of the collateral is less than the value of the securities loaned due to changes in the value of the securities loaned. Changes in the value of the securities loaned that may occur during the course of the loan will be recognized by the Partnership. The Partnership has the right under the lending agreement to recover the securities from the borrower on demand. The Partnership receives interest based on the outstanding fair value of the loaned shares at a rate that is initially agreed with the prime broker prior to lending the shares and is subject to change by mutual agreement of the parties over the course of the transaction. The Partnership’s repurchase and securities lending agreements may result in credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. It is the Partnership’s policy to monitor and control collateral under such agreements. Refer to Note 8 for additional disclosures regarding the Partnership’s collateral policy. The following table presents the remaining contractual maturity of the repurchase agreements and securities lending transactions by class of collateral loaned for the years ended December 31, 2022 and December 31, 2021: THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 29

2. Significant Accounting Policies (continued) 2022 Repurchase agreements Overnight and Continuous $ Up to 30 days $ 30-90 days $ Greater Than 90 Days $ Total $ Fair value pledged as collateral $ Asset-backed securities – 988,630 1,293,600 – 2,282,230 3,015,441 2021 Repurchase agreements Overnight and Continuous $ Up to 30 days $ 30-90 days $ Greater Than 90 Days $ Total $ Fair value pledged as collateral $ Asset-backed securities – – 33,616,216 – 33,616,216 46,306,770 2021 Securities lending transactions Overnight and Continuous $ Up to 30 days $ 30-90 days $ Greater Than 90 Days $ Total $ Fair value of securities loaned $ Corporate Bonds 987,191 – – – 987,191 987,191 Equity Securities 120,132 – – – 120,132 120,132 The fair value of the Partnership’s assets and liabilities which qualify as financial instruments approximates the carrying amounts presented in the Statements of Financial Condition. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements and accompanying notes. Actual results could differ from these estimates. The Investment Manager has a formal valuation policy that sets forth the pricing methodology for investments to be implemented in fair valuing each security in the Partnership’s portfolio. Depending on market or company circumstances, valuation techniques and methodologies may change from year to year. The valuation policy is reviewed at least on an annual basis by the valuation committee (the “Committee”). The Committee is comprised of officers and employees who are senior business management personnel. The Committee meets at least on a monthly basis. The Committee’s role is to review and verify the propriety and consistency of the valuation methodology to determine fair value of investments. The Committee also reviews any due diligence performed and approves any changes to current or potential external pricing vendors. THIRD POINT ENHANCED LP 30 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) Securities listed on a national securities exchange or quoted on NASDAQ are valued at their last sales price. Listed securities with no reported sales on such date and over-the-counter (“OTC”) securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if held short by the Partnership. None of (2022: $2.7 million, 2021: $31.5 million) or approximately 0% (2022: 3%, 2021: 2%) of the Partnership’s investment assets, and none of the securities sold, not yet purchased and derivative liabilities (2022: $0, 2021: $0), are valued based on dealer quotes or other quoted market prices for similar securities. Investments which are valued based on recognized third-party pricing vendors are excluded from these amounts and discussed below. Private securities, real estate and related debt investments are not registered for public sale and are carried at an estimated fair value, as determined by the Investment Manager. Valuation techniques used by the Investment Manager in determining fair value may include market approach, appraisals, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates, appraisals, revenue projections and other factors. In addition, the Investment Manager employs third party valuation firms to conduct separate valuations of most of these securities. The third party valuation firms provide the Investment Manager with a written report documenting their recommended valuation as of the determination date for the specified investments. Due to the inherent uncertainty of valuation for these investments, the estimate of fair value for the Partnership’s interest in these investments may differ from the values that would have been used had a ready market existed for the investment, and the difference could be material. At December 31, 2023, the Partnership had approximately $46.1 million (2022: $52.1 million 2021:$102.6 million,) of investments fair valued by the Investment Manager, representing approximately 56.5% (2022: 48.9%, 2021: 6.1%) of investment assets, of which approximately 97.8% (2022: 99.1%, 2021: 93.8%) were separately valued using third party valuation firms. The resulting changes in unrealized gains and losses are reflected in the Statements of Operations. The Partnership’s derivatives are recorded at fair value. The Partnership values exchange-traded derivative contracts at their last sales price on the exchange where it is primarily traded. OTC derivatives, which include swap, option, swaption, futures and forward currency contracts, are valued at independent values provided by third party sources when available; otherwise, fair values are obtained from counterparty quotes that are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments. As of December 31, 2023, December 31, 2022 and December 31, 2021 certain of the Partnership’s asset-backed securities (“ABS”) holdings were private-label issued, non-investment grade securities, and some of these securities were not guaranteed by government-sponsored entities. These investments are valued using broker quotes or a recognized third-party pricing vendor, where available. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their assets, refinance, or otherwise pre-pay their obligations. As an investor in these classes of ABS, the Partnership may be exposed to the credit risk of underlying borrowers not being able to make timely THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 31

2. Significant Accounting Policies (continued) payments on obligations or the likelihood of borrowers defaulting. In addition, the Partnership may be exposed to significant market and liquidity risks. Investment funds are valued at fair value. Fair values are generally determined utilizing the net asset value (“NAV”) provided by, or on behalf of, the underlying investment managers of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund and is in accordance with the “practical expedient”, as defined by U.S. GAAP. NAVs received by, or on behalf of, the underlying investment managers are based on the fair value of the investment funds’ underlying investments in accordance with policies established by each investment fund, as described in each of their financial statements and offering memorandum. The strategies of the underlying investment funds may include structured credit, global emerging markets, real estate, middle market buy-out and litigation financing. The Investment Manager generally has limited access, if any, to specific information regarding the underlying non-affiliated investment managers’ portfolios and relies on NAVs provided by or on behalf of the underlying managers. The management agreements of non-related party investment funds provide for compensation to the underlying managers in the form of management and performance fees. The Partnership’s investments in investment funds are non-redeemable and distributions are made by the investment funds as underlying investments are monetized. It is expected that the underlying investments will be monetized over the next five years. Investments in affiliated investment funds are recorded at fair value in accordance with the valuation policies discussed above. Investments in affiliated investment funds include certain of the Partnership’s investments in the equity and debt instruments of the special-purpose entities managed by the Investment Manager. Certain of the Partnership’s investments are denominated in foreign currencies and thus, are subject to the risk associated with foreign currency fluctuations. These investments are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investments and income and expenses denominated in foreign currencies are translated in U.S. dollar amounts on the respective dates of such transactions. The Partnership does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments, investments in affiliated investment funds and derivative contracts from the fluctuations arising from changes in market values of investments, investments in affiliated investment funds and derivative contracts. Such fluctuations are included within net realized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency transactions and net change in unrealized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations. THIRD POINT ENHANCED LP 32 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) Fair value is defined as the price that the Partnership would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The disclosure requirements also establish a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-tier hierarchy of inputs is summarized below: • Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date. The types of assets and liabilities that are classified at this level generally include equity securities, futures and option contracts listed in active markets. • Level 2 – Pricing inputs other than observable inputs including but not limited to prices quoted for similar assets or liabilities in active markets/exchanges or prices quoted for identical or similar assets or liabilities in markets that are not active, and fair value is determined through the use of models or other valuation methodologies. The types of assets and liabilities that are classified at this level generally include equity securities traded on non-active exchanges or with certain restrictions in place, corporate, sovereign, asset-backed and bank debt securities, forward contracts and certain derivatives. • Level 3 – Pricing inputs are unobservable due to little, if any, market activity and data. The inputs into determination of fair value require significant management judgment and estimation. The types of assets and liabilities that are classified at this level generally include certain corporate and bank debt, asset-backed securities, private investments, trade claims and certain derivatives. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Situations may arise when market quotations or valuations provided by external pricing vendors are available but the fair value may not represent current market conditions. In those cases, the Investment Manager may substitute valuations provided by external pricing vendors with multiple broker-dealer quotations. In accordance with U.S. GAAP, the Partnership has not leveled positions valued using the practical expedient. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 33

2. Significant Accounting Policies (continued) In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Investment Manager’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The key inputs for corporate, government and sovereign bonds valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities are yield, probability of default, loss severity and prepayment. Key inputs for OTC valuation vary based on the type of underlying on which the contract was written. Please see below discussion by OTC type: • The key inputs for most OTC option contracts include notional, strike price, maturity, payout structure, current foreign exchange forward and spot rates, current market price of underlying and volatility of underlying. • The key inputs for most forward contracts include notional, maturity, forward rate, spot rate, various interest rate curves and discount factor. • The key inputs for swap valuation will vary based on the type of underlying on which the contract was written. Generally, the key inputs for most swap contracts include notional, swap period, fixed rate, credit or interest rate curves, current market or spot price of the underlying and the volatility of the underlying. THIRD POINT ENHANCED LP 34 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2023: Fair Value Measurements at December 31, 2023 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Assets Investments in Securities Private Preferred Equity Securities — — 36,357,953 36,357,953 Private Common Equity Securities — — 3,681,736 3,681,736 Corporate Bonds — — 2,861,801 2,861,801 Real Estate — — 2,366,577 2,366,577 Asset-Backed Securities — 1,230,990 — 1,230,990 Rights and Warrants 78,106 — 808,568 886,674 Derivatives Contracts (1) Foreign Currency Forward Contracts — 12,424 — 12,424 Subtotal 78,106 1,243,414 46,076,635 47,398,155 Investments Valued at NAV 34,109,128 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts 81,507,283 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Liabilities Derivatives Contracts (1) Foreign Currency Forward Contracts — (32,160) — (32,160) Total Derivative Contracts — (32,160) — (32,160) (1) Derivative Contracts are shown gross of any offsetting permitted under U.S. GAAP. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 35

2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2022: Fair Value Measurements at December 31, 2022 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Assets Investments in Securities Private Preferred Equity Securities — — 41,145,530 41,145,530 Asset-Backed Securities — 16,119,249 1,598,847 17,718,096 Equity Securities 4,672,164 — — 4,672,164 Private Common Equity Securities — — 4,334,824 4,334,824 Corporate Bonds — — 2,710,476 2,710,476 Rights and Warrants 121,197 — 1,419,797 1,540,994 Real Estate — — 2,511,068 2,511,068 Digital Assets — 91,316 — 91,316 Derivatives Contracts (1) Contracts for Differences - Long Contracts — 374 — 374 Credit Default Swaps - Protection Purchased — — 60,045 60,045 Futures - Short Contracts — 241,822 — 241,822 Interest Rate Swaps - Long Contracts — 468,030 — 468,030 Subtotal 4,793,361 16,920,791 53,780,587 75,494,739 Investments Valued at NAV 31,193,167 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts 106,687,906 THIRD POINT ENHANCED LP 36 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Liabilities Derivatives Contracts (1) Credit Default Swaps - Protection Sold — — 21,863 21,863 Foreign Currency Forward Contracts — 99,562 — 99,562 Total Return Swaps - Short Contracts — 9,748 — 9,748 Total Derivative Contracts — 109,310 21,863 131,173 (1) Derivative Contracts are shown gross of any offsetting permitted under U.S. GAAP. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 37

2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2021: Fair Value Measurements at December 31, 2021 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Assets Investments in Securities Equity Securities 1,056,526,845 24,197,068 — 1,080,723,913 Asset-Backed Securities — 233,666,480 4,136,692 237,803,172 Private Preferred Equity Securities — — 74,772,685 74,772,685 Private Common Equity Securities — — 8,744,477 8,744,477 Corporate Bonds — 140,406,820 9,034,178 149,440,998 Bank Debt — 2,025,469 3,768,450 5,793,919 Real Estate — — 8,440,476 8,440,476 Rights and Warrants 2,031,031 882,764 1,555,804 4,469,599 Sovereign Debt — — 532,782 532,782 Trade Claims — — 32,928 32,928 Option Contracts 99,510 8,515,592 — 8,615,102 Derivatives Contracts (1) Commodity Futures - Long Contracts — 1,757,294 — 1,757,294 Contracts for Differences - Long Contracts — 34,605,298 — 34,605,298 Contracts for Differences - Short Contracts — 638,670 — 638,670 Credit Default Swaps - Protection Purchased — — 76,003 76,003 Futures - Short Contracts — 49,194 — 49,194 Interest Rate Swaptions — 9,102,513 — 9,102,513 Total Return Swaps - Long Contracts — 100,754 — 100,754 Total Return Swaps - Short Contracts — 214,752 — 214,752 Subtotal 1,058,657,386 456,162,668 111,094,475 1,625,914,529 Investments Valued at NAV 44,157,282 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts 1,670,071,811 THIRD POINT ENHANCED LP 38 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Liabilities Equity Securities 239,444,016 — — 239,444,016 Corporate Bonds — 921,528 — 921,528 Treasury Securities — 48,061,582 — 48,061,582 Option Contracts 21,700 1,949,456 — 1,971,156 Derivatives Contracts (1) Contracts for Differences - Long Contracts — 449,045 — 449,045 Contracts for Differences - Short Contracts — 2,524,213 — 2,524,213 Credit Default Swaps - Protection Sold — — 23,512 23,512 Foreign Currency Forward Contracts — 287,342 — 287,342 Futures - Short Contracts 1,472,742 2,238 — 1,474,980 Total Return Swaps - Long Contracts — 1,968 — 1,968 Total Return Swaps - Short Contracts — 3,601,911 — 3,601,911 Total Securities Sold, not yet Purchased and Derivative Contracts 240,938,458 57,799,283 23,512 298,761,253 (1) Derivative Contracts are shown gross of any offsetting permitted under U.S. GAAP. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 39

THIRD POINT ENHANCED LP
40 FINANCIAL STATEMENTS 2023
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

2. Significant Accounting Policies (continued)

The following table is a summary of certain transactions relating to assets and liabilities the Partnership held during the year ended December 31, 2023 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at December 31, 2022 $	Net transfers into (out of) Level 3 $	Purchases $	Sales/ Proceeds $	Net realized and change in unrealized gains (losses)[1] $	Balance at December 31, 2023 $
Assets						
Asset-Backed Securities	1,598,847	(1,598,847)	—	—	—	—
Corporate Bonds	2,710,476	(129,000)	1,587,592	(839,847)	(467,420)	2,861,801
Private Common Equity Securities	4,334,824	—	—	—	(653,088)	3,681,736
Private Preferred Equity Securities	41,145,530	(734,706)	9,639	(690,008)	(3,372,502)	36,357,953
Real Estate	2,511,068	—	319,995	(470,917)	6,431	2,366,577
Rights and Warrants	1,419,797	(3,790)	—	—	(607,439)	808,568
Credit Default Swaps - Protection Purchased	60,045	(60,045)	—	—	—	—
Total Assets	**53,780,587**	**(2,526,388)**	**1,917,226**	**(2,000,772)**	**(5,094,018)**	**46,076,635**
Liabilities						
Credit Default Swaps - Protection Sold	(21,863)	21,863	—	—	—	—
Total Liabilities	**(21,863)**	**21,863**	**—**	**—**	**—**	**—**

Total change in unrealized gain/(loss) on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2023	**(4,531,316)**

(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2023 41

2. Significant Accounting Policies (continued)

The following table is a summary of certain transactions relating to assets and liabilities the Partnership held during the year ended December 31, 2022 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at December 31, 2021 $	Net transfers into (out of) Level 3 $	Purchases $	Sales/ Proceeds $	Net realized and change in unrealized gains (losses)[1] $	Balance at December 31, 2022 $
Assets						
Asset-Backed Securities	4,136,692	21,885,628	5,332,747	(28,110,848)	(1,645,372)	1,598,847
Corporate Bonds	9,034,178	—	2,125,861	(7,659,150)	(790,413)	2,710,476
Private Preferred Equity Securities	74,772,685	(373,532)	2,967,600	(11,775,556)	(24,445,667)	41,145,530
Private Common Equity Securities	8,744,477	—	—	(1,391,535)	(3,018,118)	4,334,824
Bank Debt	3,768,450	(3,768,450)	—	—	—	—
Real Estate	8,440,476	—	293,604	(6,338,435)	115,423	2,511,068
Rights and Warrants	1,555,804	722,436	—	(916,443)	58,000	1,419,797
Sovereign Debt	532,782	—	—	(945,953)	413,171	—
Trade Claims	32,928	—	—	(28,596)	(4,332)	—
Credit Default Swaps - Protection Purchased	76,003	—	—	455	(16,413)	60,045
Total Assets	**111,094,475**	**18,466,082**	**10,719,812**	**(57,166,061)**	**(29,333,721)**	**53,780,587**
Liabilities						
Credit Default Swaps - Protection Sold	(23,512)	—	—	(745)	2,394	(21,863)
Total Liabilities	**(23,512)**	**—**	**—**	**(745)**	**2,394**	**(21,863)**

Total change in unrealized gain/(loss) on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2022	**(11,043,589)**

(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

THIRD POINT ENHANCED LP
42 FINANCIAL STATEMENTS 2023
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

2. Significant Accounting Policies (continued)

The following table is a summary of certain transactions relating to assets and liabilities the Partnership held during the year ended December 31, 2021 at fair value using significant unobservable inputs (Level 3):

Fair Value Measurements using Significant Unobservable Inputs (Level 3)

	Balance at December 31, 2020 $	Net transfers into (out of) Level 3 $	Purchases $	Sales/ Proceeds $	Net realized and change in unrealized gains (losses)[1] $	Balance at December 31, 2021 $
Assets						
Asset-Backed Securities	16,360,664	(14,519,683)	6,112,866	(3,000,342)	(816,813)	4,136,692
Corporate Bonds	10,111,968	(1,258,092)	4,338,959	(8,518,382)	4,359,725	9,034,178
Private Preferred Equity Securities	78,715,431	(55,872,443)	82,012,322	(36,008,007)	5,925,382	74,772,685
Private Common Equity Securities	4,894,278	(4,561,334)	8,645,195	(4,758,574)	4,524,912	8,744,477
Bank Debt	—	—	7,314,475	(1,140,235)	(2,405,790)	3,768,450
Real Estate	6,489,006	—	996,039	—	955,431	8,440,476
Rights and Warrants	1,905,826	—	216,312	(780,378)	214,044	1,555,804
Sovereign Debt	140,903	—	—	—	391,879	532,782
Trade Claims	55,904	—	1,297	(20,240)	(4,033)	32,928
Credit Default Swaps - Protection Purchased	108,942	—	—	64,126	(97,065)	76,003
Total Assets	**118,782,922**	**(76,211,552)**	**109,637,465**	**(54,162,032)**	**13,047,672**	**111,094,475**
Liabilities						
Credit Default Swaps - Protection Sold	(24,317)	—	—	(567)	1,372	(23,512)
Total Liabilities	**(24,317)**	**—**	**—**	**(567)**	**1,372**	**(23,512)**

Total change in unrealized gain/(loss) on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2021	**10,467,381**

(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.

2. Significant Accounting Policies (continued) For assets and liabilities that were transferred into Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred into Level 3 at the beginning of the year; similarly, for assets and liabilities that were transferred out of Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred out at the beginning of the year. During the years ended December 31, 2023, December 31, 2022 and December 31, 2021, assets were transferred into Level 3 due to a lack of observable inputs while assets were transferred out due to additional observable inputs. Assets and liabilities of the Partnership fair valued using significant unobservable inputs (Level 3) include investments fair valued by the Investment Manager, previously discussed in Note 2, but are not limited to such investments. The following table summarizes information about the significant unobservable inputs used in determining the fair value of the Level 3 assets held by the Partnership. Level 3 investments that have not been presented in the table below consist of investments which have been fair valued using inputs derived from latest rounds of financing and third party pricing information such as broker quotes without significant adjustment, in the amounts of $6,506,672 (2022: $451,681, 2021: $75,679,367) and $0 (2022:$1,637,029, 2021: $8,523,343), respectively. December 31, 2023 Fair Value $ Valuation Techniques Unobservable Input Range Weighted Average Private Equity Investments 35,276,130 Market Approach Discount Rate 11.5 - 20.0% 16.0 % Discount Adjustment 5.0 - 55.0% 20.0 % Time to Exit 0.75 - 4.00 years 2.65 years Multiples 3 - 25x 8x Real Estate and Corporate Bonds (with Real Estate as Collateral) 3,485,265 Discounted Cash Flow Discount 8.25 - 29.5% 13.0 % Capitalization Rate 7.75 - 10.75% 8.75 % Rights and Warrants 808,568 Discounted Cash Flow Discount 13.0 - 22.5% 17.75 % Time to Exit 1.0 - 2.0 years 1.5 years Multiples 0.5 - 1x 0.75x THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 43

2. Significant Accounting Policies (continued) December 31, 2022 Fair Value $ Valuation Techniques Unobservable Input Range Weighted Average Private Equity Investments 45,157,673 Market Approach Discount Rate 11.0-17.5% 17.0 % Discount Adjustment 5.0-85.0% 15.0 % Time to Exit 0.25-4.75 years 2 years Multiples 3.5-11x 7x Real Estate and Corporate Bonds (with Real Estate as Collateral) 5,092,544 Discounted Cash Flow Discount 8.0-28.5% 17.0 % Capitalization Rate 7.0-10.5% 8.0 % Rights and Warrants 1,419,797 Discounted Cash Flow Discount 14.5-23.0% 18.8 % Time to Exit 1.25-2.75 years 2 years Multiples 0.5-8x 3.9x December 31, 2021 Fair Value $ Valuation Techniques Unobservable Input Range Weighted Average Private Equity Securities 8,551,301 Market Approach Discount 15% 15 % Time to exit 0.25-2 years 1 year Multiples 1.5-12.5x 5.6x Real Estate and Corporate Bonds (with Real Estate as Collateral) 16,767,948 Discounted Cash Flow Discount 8.25-27.0% 17.6 % Capitalization Rate 6.5-10.0% 8.00 % Rights and Warrants 1,549,004 Discounted Cash Flow Discount 5.5-18% 11.8 % Time to exit .25-1.75 years 1 year Multiples 1.2-2x 1.6x All of the Partnership’s cash and cash equivalents were held with major U.S. financial institutions, of which a majority were held with one institution. At times, cash may be in excess of federally insured limits. THIRD POINT ENHANCED LP 44 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

2. Significant Accounting Policies (continued) Cash equivalents are highly liquid instruments with maturities of three months or less at the time of purchase. At December 31, 2023, cash and cash equivalents in the Statements of Financial Condition consists of cash held at U.S. banks totaling $16,517 (2022: $55,622, 2021: $128,273) and money market funds totaling $3,307,297 (2022: $0, 2021: $0) which are invested in obligations of the U.S. Treasury. Money market funds are valued at cost, which approximates fair value and would be considered Level 1 in the fair value hierarchy. 3. Administration Fee The Partnership has entered into an administrative services agreement with the Administrator. In accordance with the terms of this agreement, the Administrator provides certain specified fund accounting and administration, trade support and transfer agent services. 4. Due from/to Brokers The Partnership holds certain of its investments through its prime brokers (Goldman Sachs, Bank of America Merrill Lynch, JPMorgan, Citi, UBS, Barclays, and Morgan Stanley) pursuant to various agreements between the Partnership and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities balances are available as collateral against securities sold, not yet purchased and derivative positions, if required. As of December 31, 2023, December 31, 2022 and December 31, 2021, the Partnership’s due from/to brokers were presented gross in the Statements of Financial Condition and were comprised of the following. Due from brokers As of December 31, 2023 $ As of December 31, 2022 $ As of December 31, 2021 $ Cash held at/collateral posted to brokers 5,335,120 150,602,866 279,079,785 Receivable from unsettled trades — — 244,890,950 Total 5,335,120 150,602,866 523,970,735 Due to brokers Borrowing/collateral received from prime brokers 111,566 124,848,839 392,166,327 Payable from unsettled trades — — 101,463,831 Total 111,566 124,848,839 493,630,158 Margin debt balances were collateralized by cash held by the brokers and certain of the Partnership’s securities. Margin interest was paid either at the daily broker call rate or based on the applicable reference rate. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 45

4. Due from/to Brokers (continued) Due from/to brokers includes cash balances maintained with the Partnership’s prime brokers, receivables and payables from unsettled trades and proceeds from securities sold, not yet purchased. In addition, due from/to brokers may include cash collateral received and posted from OTC and repurchase agreement counterparties. Such cash collateral amounts may be restricted to use. At December 31, 2023, the Partnership’s due from/to brokers includes a total non-U.S. currency net receivable balance of $8,485 (net payable balance of: 2022:$3,214,059, 2021: $37,239,309). 5. Allocation of Net Income or Net Loss In accordance with the provisions of the Agreement, net income or net loss of the Partnership is allocated to the general capital account of each partner in proportion to their respective general capital accounts. The liability of a limited partner is limited to the amount of capital contributions made by such limited partner. Net income or net loss is allocated each fiscal period, as defined in the Agreement, or at other times during the fiscal year when the General Partner permits capital contributions and withdrawals. A partner’s percentage ownership of the Partnership will increase whenever another partner withdraws capital and will decrease when another partner contributes capital. Therefore, the allocation of net income and net loss may vary among partners based upon the timing of capital transactions throughout the year. At all times, the General Partner maintains its capital account at a level equal to at least 10% of the aggregate of all Partners’ capital accounts. The Partnership may invest, directly or indirectly, in equity securities in initial public offerings deemed “new issues” under Rule 5130 of the Financial Industry Regulatory Authority (“FINRA”) Consolidated Rulebook. “New issues” are defined as any initial public offering of an equity, regardless of whether such security is trading at a premium in the secondary market. FINRA members generally may not sell “new issues” to an account, in which certain persons or entities designated as restricted persons have beneficial interest. Gains and losses from “new issues” are allocated primarily to those partners who are deemed to be unrestricted by the General Partner and up to 10% can be allocated to restricted partners. The General Partner receives an incentive allocation equal to 20% of the net profit allocated to each limited partner, as defined in the Agreement (the “Full Incentive Allocation”). The General Partner, in its sole discretion, may elect to reduce, waive or calculate differently the Full Incentive Allocation of any limited partners. For the year ended December 31, 2023, the General Partner received no incentive allocation (2022:$0, 2021: $74,361,163). Unless waived by the General Partner, withdrawals are permitted as of any calendar month end or at certain intra-month withdrawal dates in accordance with the Agreement. THIRD POINT ENHANCED LP 46 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

6. Related Party Transactions As of December 31, 2023, SiriusPoint (f/k/a Third Point Reinsurance Company Ltd.) and SiriusPoint America Insurance Company had capital balances in the Partnership totaling $58,960,651 (2022: $81,842,380, 2021: $853,236,356) and $18,235,032, respectively. As of December 31, 2022, Sirius Re Holdings, Inc. had a capital balance of $18,270,009 (2021: $25,000,000). During the year ended December 31, 2021 Third Point Reinsurance (USA) Ltd transferred all of its remaining capital in the Partnership to affiliated entities. During the year ended December 31, 2022, the Partnership transferred to SiriusPoint assets with estimated values of $62,891,725, comprised mostly of asset-backed securities, to satisfy withdrawal requests for December 31, 2022. In connection with the asset transfer to SiriusPoint an additional two securities were transferred and subsequently returned for operational reasons in January 2023. As of December 31, 2022 the Partnership had a receivable of $2,432,141, included in other assets on the Statement of Financial Condition, representing the value of securities (Asset-Backed Securities, Consumer Loan, North America) owed back to the Partnership from SiriusPoint, which was subsequently settled during 2023. Pursuant to the investment management agreement, the Partnership pays the Investment Manager a management fee equal to 1.25% per annum of the Partnership’s aggregate net assets, before accrued incentive allocation, multiplied by an exposure multiplier. The exposure multiplier is computed by dividing the average of the daily investment exposure leverage of the Partnership by the average of the daily investment exposure leverage of Third Point Offshore Master Fund L.P., which is also managed by the Investment Manager. The Agreement was amended so that as of February 25, 2021 the exposure multiplier is no longer applied in the calculation of the management fee. The Investment Manager, in its sole discretion, may elect to reduce, waive, or calculate differently the management fee with respect to partners, members, employees, affiliates or other related investors of the Investment Manager of the General Partner. For the year ended December 31, 2023, the management fee was $1,113,138 (2022: $5,785,354, 2021: $16,723,958), of which $14,361 (2022: $16,223, 2021: $155,869) was payable at December 31, 2023. As set forth in the Agreement, certain fees including closing, directors’, or break-up fees paid to the Investment Manager or its affiliates as a result of the Partnership’s investments will be treated as an offset against the Partnership’s management fee. For the year ended December 31, 2023 there were no (2022: $1,364, 2021: $0) directors' fees treated as an offset against the management fee. For the year ended December 31, 2023 the Partnership has incurred expenses of $26 (2022: $0, 2021: $0) which have been paid for on behalf of the Partnership by the Investment Manager and are included in administrative and professional fees, research fees and other expenses in the Statements of Operations. The Partnership did not reimburse the Investment Manager for any (2022: $0, 2021: $155,234) expenses during the year and as of December 31, 2023, $26 (2022: $0, 2021: $1,327) of such expenses remain payable to the Investment Manager and are included in accrued expenses in the Statements of Financial Condition. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 47

THIRD POINT ENHANCED LP
48 FINANCIAL STATEMENTS 2023
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

6. Related Party Transactions (continued)

The Partnership, along with affiliated funds managed by the Investment Manager, holds certain investments through special purpose vehicles ("SPVs") either through a debt or equity investment in the SPV or where the SPV acts as a nominee on behalf of the Partnership. These SPVs, which are managed by the Investment Manager or its affiliates, generally maintain the same accounting policies as the Partnership, including the Partnership's valuation policy, as described in Note 2. The following tables describe each relevant SPV, along with the Partnership's pro-rata share of the fair value of the underlying investments held by such SPV and the associated gains/(losses).

		December 31, 2023		
Name	Nature of Interests in SPV	Fair value of Partnership's pro-rata interest in underlying investments of SPV entity[1] $	Partnership's pro-rata interest in SPV entity's gains and losses from investments[1] $	Description of Investments Held
Third Point Loan LLC[4]	Nominee [3]	5,563,865	(794,301)	Equity and Debt Investments
Third Point Ventures LLC	Nominee [3]	30,886,375	(3,817,621)	Equity and Debt Investments
TP DR Holdings LLC[4]	Equity	—	—	Real Estate
	Debt	1,118,688	(410,157)	Real Estate
TP Lux HoldCo LP[5]	Equity	—	9,512	Debt Investments
TP Trading II LLC	Equity	2,916,439	12,060	Equity and Debt Investments
Ventures Entities[6]	Equity	8,537,622	306,195	Real Estate and Equity Investments

		December 31, 2022		
Name	Nature of Interests in SPV	Fair value of Partnership's pro-rata interest in underlying investments of SPV entity[1] $	Partnership's pro-rata interest in SPV entity's gains and losses from investments[1] $	Description of Investments Held
Third Point Digital Assets LLC	Equity	91,311	(394,174)	Digital Assets
Third Point Loan LLC[4]	Nominee [3]	6,852,197	(4,132,628)	Equity and Debt Investments
Third Point Ventures LLC	Nominee [3]	36,252,325	(65,223,214)	Equity and Debt Investments
TP DR Holdings LLC[4]	Equity	—	—	Real Estate
	Debt	1,528,845	(184,413)	Real Estate
TP Lux HoldCo LP[5]	Equity	10,724	(1,250,645)	Debt Investments
TP Trading II LLC	Equity	2,904,379	(11,927,462)	Equity and Debt Investments
Ventures Entities[6]	Equity	8,382,349	(5,366,784)	Real Estate and Equity Investments

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2023 49

6. Related Party Transactions (continued)

December 31, 2021

Name	Nature of Interests in SPV	Fair value of Partnership's pro-rata interest in underlying investments of SPV entity[1] $	Partnership's pro-rata interest in SPV entity's gains and losses from investments[1] $	Description of Investments Held
Cloudbreak Aggregator LP[2]	Equity	—	(4,188,704)	See Footnote Below
Third Point Digital Assets LLC	Equity	148,220	1,105,476	Digital Assets
Third Point Loan LLC	Nominee [3]	34,427,111	(42,159,081)	Equity and Debt Investments
Third Point Ventures LLC	Nominee [3]	150,738,909	308,265,009	Equity and Debt Investments
TP DR Holdings LLC[4]	Equity	—	—	Real Estate
	Debt	4,683,204	4,674,204	Real Estate
TP Lux HoldCo LP[5]	Equity	7,033,129	593,725	Debt Investments
TP Trading II LLC	Equity	18,834,048	7,302,734	Equity and Debt Investments
Ventures Entities[6]	Equity	21,479,999	1,118,967	Real Estate and Equity Investments

(1) For financial reporting purposes, with the exception of TP Lux Holdco LP which is included investments in affiliated investment funds in the Condensed Schedules of Investments and TP DR Holdings LLC ("TP DR"), the Partnership's pro-rata interests in the investments held by the SPVs and the related gains, losses, income and expense of the SPVs are reflected on a look through basis in the Statements of Financial Condition, the Condensed Schedules of Investments and the Statements of Operations. The Partnership's interests in TP Lux Holdco LP and TP DR are recorded at their respective NAVs as described in Note 2.

(2) The primary purpose of this entity was to invest in Far Point LLC, the sponsor of Far Point Acquisition Corporation ("FPAC"), which was an affiliate of the Investment Manager. FPAC was a New York Stock Exchange listed special purpose acquisition company that merged with Global Blue Group Holding AG during 2020.

(3) The Nominees have appointed the Investment Manager as their true and lawful agent and attorney.

(4) TP DR's principal objective is to own, develop and manage properties in the Dominican Republic. In addition to the Partnership's debt and equity investment in TP DR, the Partnership held a debt investment valued at $1,743,113 (2022: $1,052,631, 2021: $3,644,268) in a subsidiary of TP DR secured by the underlying properties. TP DR is held by the Partnership through Third Point Loan LLC.

(5) TP Lux HoldCo LP is included in investments in affiliated investment funds and holds its investments through an investment in TP Lux HoldCo S.a.r.l.

(6) The Partnership holds equity interests in Venture Two Holdings LLC, Venture Three Holdings LLC, Venture Four Holdings LLC, Venture Ten Holdings LLC and Venture Eleven Holdings LLC (collectively, the "Ventures Entities").

6. Related Party Transactions (continued) The Partnership was a limited partner in Third Point Hellenic Recovery U.S. Feeder Fund, L.P. (the “Hellenic Fund”), which was an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands and invested in and held debt and equity interests in Greek and Cypriot companies. The Partnership previously had commitments (2022: $7,737,417, 2021: $13,578,963) to the Hellenic Fund, with associated capital calls (2022: $0, 2021: $10,704) and distributions (2022: $2,575,665, 2021: $3,166,302) during prior years. During the year ended December 31, 2022, the Partnership recorded $444,013 of gains (2021: $978,388) related to its investment in the Hellenic Fund which is reflected in the Statements of Operations. As of December 31, 2022, the Partnership no longer held an investment in the Hellenic Fund, which liquidated during 2022. As of December 31, 2021, the Partnership's remaining unfunded commitment to the Hellenic Fund was $4,014,374. As of December 31, 2021, the estimated fair value of the investment in the Hellenic Fund was $3,833,254, which was included in investments in affiliated investment funds. The valuation policy with respect to this investment in a limited partnership is further described in Note 2. No separate fees were charged by the Hellenic Fund with respect to the Partnership’s investment. The Partnership is a limited partner in Third Point Structured Credit Opportunities Offshore Fund LP (the “Structured Credit Fund”), which is an affiliate of the Investment Manager. The Structured Credit Fund was formed as a limited partnership under the laws of the Cayman Islands and invests in and holds asset backed securities and other credit investments. The Partnership's cost basis in the Structured Credit Fund is $25,000,000 and the estimated fair value of its investment as of December 31, 2023 was $32,783,075 (2022: $30,228,126, 2021: $32,295,000), which is included in investments in affiliated investment funds. During the year ended December 31, 2023, the Partnership recorded $2,554,949 of gains (2022: $2,066,875 of losses, 2021: $4,613,525 of gains) related to its investment in the Structured Credit Fund which is reflected in the Statements of Operations. As of December 31, 2021, through its investment in the Structured Credit Fund, the Partnership held an additional investment in Pacific Gas & Electric Co, 8/16/2023, 5.5% with a fair value of $1,301,346 and cost of $1,124,953, representing 0.13% of partners’ capital. Such investment was no longer held by the Structured Credit Fund as of December 31, 2022. As of December 31, 2023 the Partnership owns 7.6% (2022: 6.4%, 2021: 5.7%) of the Structured Credit Fund. The Structured Credit Fund allows for quarterly withdrawals upon 90 days written notices and subject to an investor-level gate whereby a limited partner’s aggregate redemptions will be limited to 25%, 33.33%, 50%, and 100% of their cumulative net asset value. The valuation policy with respect to this investment in a limited partnership is further described in Note 2. No separate fees are charged by the Structured Credit Fund with respect to the Partnership’s investment. THIRD POINT ENHANCED LP 50 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

6. Related Party Transactions (continued) The Investment Manager, on behalf of the Partnership and other funds that it manages, has entered into an agreement with TCM CRE Special Situations, LLC (“TSO”) in connection with TSO’s management of real property, which the Partnership owns as a result of foreclosures on underlying debts held in the Partnership’s ABS portfolio in the ordinary course of business. Pursuant to the agreement with TSO, the Partnership paid $1,991 (2022: $11,859, 2021: $12,894) to TSO during the year ended December 31, 2023. Upon the eventual disposition of the real property, the Partnership may be obligated to pay up to an additional $88,348 (2022: $93,761, 2021: $147,630), provided that certain return hurdles on the real estate property are met. The real properties are held in SPVs as described above. The sole owner of TSO is also the indirect partial owner of Trawler Capital Management LLC (“TCM”), an SEC-registered investment adviser specializing in commercial real estate debt investments. While the Investment Manager has an ownership stake in TCM, it does not have any interests in TSO. The Partnership enters into rebalancing trades throughout the year to maintain, to the extent practicable, parity in its portfolio composition with certain affiliated funds that employ substantially the same investment strategy. The Investment Manager takes into account various factors including account leverage, investment restrictions and tax considerations when executing such transactions. As certain investments held by the Partnership cannot be traded in a timely and efficient manner on the open market (e.g., private investments), the Investment Manager may effect cross-transactions between the Partnership and affiliated funds, either directly or within a SPV, to facilitate the rebalancing. Such transactions are effected at fair value, as determined by the Investment Manager, in accordance with its valuation policy as described in Note 2. During the year ended December 31, 2023 the Partnership had purchases of less than $0.1 million (2022: $19.7 million, 2021: $28.1 million), sales of $7.7 million (2022: $243.7 million, 2021: $142.5 million) and generated realized losses of $0.9 million (2022: $9.4 million loss, 2021: $18.9 million gain) from such rebalancing trades. The Partnership had no additional purchases (2022: $10.0 million, 2021: $70.9 million), additional sales (2022: $38.6 million, 2021: $101.5) or realized gains/losses (2022: $12.2 million gain, 2021: $85.4 gain) on public equity securities held indirectly through SPVs for operational reasons. Such transactions were rebalanced at market prices and on substantially similar terms as if the transactions took place on the open market. 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk In the normal course of its business, the Partnership trades various financial instruments and engages in various investment activities with off-balance sheet risk. These financial instruments may include securities sold, not yet purchased, forwards, futures, options, swaptions, swaps and contracts for differences. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of off-balance sheet risk whereby changes in the fair values of the securities underlying the financial instruments or fluctuations in interest rates and index values may exceed the amounts recognized in the Statements of Financial Condition. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 51

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued) Securities sold, not yet purchased are recorded as liabilities in the Statements of Financial Condition and have market risk to the extent that the Partnership, in satisfying its obligations, may have to purchase securities at a higher value than that recorded in the Statements of Financial Condition. The Partnership’s investments in securities and amounts due from brokers are partially restricted until the Partnership satisfies the obligation to deliver securities sold, not yet purchased. Forward and future contracts are a commitment to purchase or sell financial instruments, currencies or commodities at a future date at a negotiated rate. Forward and future contracts expose the Partnership to market risks to the extent that adverse changes occur to the underlying financial instruments such as currency rates or equity index fluctuations. Option contracts give the purchaser the right but not the obligation to purchase or sell to the option writer financial instruments, commodities or currencies within a defined time period for a specified price. The premium received by the Partnership upon writing an option contract is recorded as a liability, marked to market on a daily basis and is included in securities sold, not yet purchased in the Statements of Financial Condition. In writing an option, the Partnership bears the market risk of an unfavorable change in the financial instrument underlying the written option. Exercise of an option written by the Partnership could result in the Partnership selling or buying a financial instrument at a price different from the current fair value. In the normal course of trading activities, the Partnership trades and holds certain fair value derivative contracts, such as written options, which constitute guarantees. The maximum payout for written put options is limited to the number of contracts written and the related strike prices and the maximum payout for written call options is contingent upon the market price of the underlying security at the date of a payout event. At December 31, 2023, the portfolio held no option contracts and had no maximum payout amount (2022: $0, 2021: $110,634,331) relating to written put equity and index option contracts with expiration dates between 1 and 3 months from the Statements of Financial Condition date. The maximum payout amount could be offset by the subsequent sale, if any, of assets obtained via the settlement of a payout event. The Partnership did not hold written put equity and index options as of December 31, 2023 (2022: $0 2021: $351,920).The Partnership previously included amounts related to such contracts in securities sold, not yet purchased in the Statements of Financial Condition. Refer to Note 8 for additional disclosures regarding the Partnership’s collateral policy. Swaption contracts give the Partnership the right, but not the obligation, to enter into a specified interest rate swap within a specified period of time. The Partnership’s market and counterparty credit risk is limited to the premium paid to enter into the swaption contract and fair value. THIRD POINT ENHANCED LP 52 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued) Total return and total return basket swaps, contracts for differences, index swaps, and interest rate swaps involve the exchange of cash flows between the Partnership and counterparties based on the change in market value of a particular equity, index, or interest rate on a specified notional holding. The use of these contracts exposes the Partnership to market risks equivalent to actually holding securities of the notional value but typically involve little capital commitment relative to the exposure achieved. The gains or losses of the Partnership may therefore be magnified on the capital commitment. Credit default swaps protect the buyer against the loss of principal on one or more underlying bonds, loans, or mortgages in the event the issuer suffers a credit event. Typical credit events include failure to pay or restructuring of obligations, bankruptcy, dissolution or insolvency of the underlying issuer. The buyer of the protection pays an initial and/or a periodic premium to the seller and receives protection for the period of the contract. If there is no credit event, as defined in the contract, the buyer receives no payments from the seller. If there is a credit event, the buyer receives a payment from the seller of protection as calculated by the contract between the two parties. The Partnership may also enter into index and/or basket credit default swaps where the credit derivative may reference a basket of single-name credit default swaps or a broad-based index. Generally, in the event of a default on one of the underlying names, the buyer will receive a pro-rata portion of the total notional amount of the credit default index or basket contract from the seller. When the Partnership purchases single- name, index and basket credit default swaps, the Partnership is exposed to counterparty nonperformance. Upon selling credit default swap protection, the Partnership may expose itself to the risk of loss from related credit events specified in the contract. Credit spreads of the underlying together with the period of expiration is indicative of the likelihood of a credit event under the credit default swap contract and the Partnership’s risk of loss. Higher credit spreads and shorter expiration dates are indicative of a higher likelihood of a credit event resulting in the Partnership’s payment to the buyer of protection. Lower credit spreads and longer expiration dates would indicate the opposite and lowers the likelihood the Partnership needs to pay the buyer of protection. The Partnership did not hold written credit derivatives as of December 31, 2023. The following table sets forth certain information related to the Partnership’s written credit derivatives as of December 31, 2022 and December 31, 2021. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 53

THIRD POINT ENHANCED LP
54 FINANCIAL STATEMENTS 2023
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued)

2022	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives [1]		
Credit Spreads on underlying (basis points)	0-5 years $	5 years or Greater Expiring Through 2045 $	Total Written Credit Default Swaps $	Asset $	Liability $	Net Asset/ (Liability) $
Single name (0-250)	—	104,314	104,314	21,871	21,863	8

(1) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

2021	Maximum Payout/ Notional Amount (by period of expiration)			Fair Value of Written Credit Derivatives [2]		
Credit Spreads on underlying (basis points)	0-5 years $	5 years or Greater Expiring Through 2047 $	Total Written Credit Default Swaps [1] $	Asset $	Liability $	Net Asset/ (Liability) $
Single name (0-250)	—	112,184	112,184	—	23,512	(23,512)

(1) As of December, 2021, the Company did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.
(2) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.

In addition to off-balance sheet risks related to specific financial instruments, the Partnership may be subject to concentration of credit risk with particular counterparties. Substantially all securities transactions of the Partnership are cleared by several major securities firms. The Partnership had substantially all such individual counterparty concentration risk with these brokers or their affiliates as of December 31, 2023, December 31, 2022, and December 31, 2021. However, the Partnership reduces its credit risk with counterparties by entering into master netting agreements.

The Partnership's maximum exposure to credit risk associated with counterparty nonperformance on derivative contracts is limited to the market value by counterparty inherent in such contracts which are recognized in the Statements of Financial Condition. At December 31, 2023, the Partnership's maximum counterparty credit risk exposure was $12,424 (2022: $770,271, 2021: $55,159,580), in addition to any excess collateral posted to such counterparties, which is recognized in the Statements of Financial Condition.

8. Derivative Contracts The Partnership enters into derivative contracts to manage credit risk, interest rate risk, currency exchange risk, and other exposure risks. The Partnership uses derivatives in connection with its risk- management activities to hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allows for an efficient means in which to trade certain asset classes. The derivatives that the Partnership invests in are primarily swaps, forwards, options, futures, swaptions and contracts for differences. Typically, derivatives serve as a component of the Partnership’s investment strategy and are utilized primarily to structure the portfolio, or individual investments, to economically match the investment objective of the Partnership. Fair values of derivatives are determined by using quoted market prices and counterparty quotes when available; otherwise fair values are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of underlying financial instruments. The following tables identify the volume and fair value amounts of derivative instruments included in derivative contracts in the Statements of Financial Condition, categorized by primary underlying risk, as of December 31, 2023, December 31, 2022 and December 31, 2021. Balances are presented on a gross basis, prior to the application of the impact of counterparty netting. As of December 31, 2023 Listing currency (1) Fair Value (2) $ Notional Amounts (3) Derivative Assets by Primary Underlying Risk Equity Price Rights and Warrants EUR/USD 886,674 886,674 Foreign Currency Exchange Rates Foreign Currency Forward Contracts EUR 12,424 773,437 Total Derivative Assets 899,098 1,660,111 Derivative Liabilities by Primary Underlying Risk Foreign Currency Exchange Rates Foreign Currency Forward Contracts EUR 32,160 6,970,316 Total Derivative Liabilities 32,160 6,970,316 (1) EUR = Euro, USD = US Dollar (2) The Fair Value presented above includes the fair value of Derivative Contracts as well as rights and warrants of approximately $0.89 million included in investments in securities at fair value in the Statements of Financial Condition. (3) The absolute notional exposure represents the Partnership’s derivative activity as of December 31, 2023, which is representative of the volume of derivatives held during the year. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 55

8. Derivative Contracts (continued) As of December 31, 2022 Listing currency (1) Fair Value (2) $ Notional Amounts (3) Derivative Assets by Primary Underlying Risk Commodity Price Futures - Short Contracts USD 18,084 909,425 Credit Credit Default Swaps - Protection Purchased USD 60,045 586,891 Equity Price Contracts for Differences - Long Contracts USD 374 374 Rights and Warrants EUR/USD 1,540,994 1,540,994 Interest Rates Futures - Short Contracts USD 223,738 8,628,825 Interest Rate Swaps - Long Contracts USD 468,030 9,723,176 Total Derivative Assets 2,311,265 21,389,685 Derivative Liabilities by Primary Underlying Risk Credit Credit Default Swaps - Protection Sold USD 21,863 104,314 Equity Price Total Return Swaps - Short Contracts USD 9,748 9,748 Foreign Currency Exchange Rates Foreign Currency Forward Contracts CLP/EUR 99,562 8,251,331 Total Derivative Liabilities 131,173 8,365,393 (1) CLP = Chilean Peso, EUR = Euro, USD = US Dollar (2) The Fair Value presented above includes the fair value of Derivative Contracts as well as rights and warrants of approximately $1.54 million included in investments in securities at fair value in the Statements of Financial Condition. (3) The absolute notional exposure represents the Partnership’s derivative activity as of December 31, 2022. See December 31, 2021 notional exposure in the below chart, which is more representative of trading volume throughout the year. THIRD POINT ENHANCED LP 56 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

8. Derivative Contracts (continued) As of December 31, 2021 Listing currency (1) Fair Value (2) $ Notional Amounts (3) Derivative Assets by Primary Underlying Risk Commodity Price Commodity Futures - Long Contracts USD 1,757,294 14,221,090 Credit Credit Default Swaps - Protection Purchased USD 76,003 775,621 Equity Price Contracts for Differences - Long Contracts EUR/GBP/USD/CHF 34,605,298 324,619,876 Contracts for Differences - Short Contracts CHF/GBP/USD/HKD/DKK 638,670 11,769,432 Options Contracts - Purchased USD 8,161,974 102,366,300 Rights and Warrants USD 4,469,599 4,469,599 Total Return Swaps - Short Contracts USD 214,752 14,559,120 Total Return Swaps - Long Contracts USD 100,754 5,415,104 Index Options Contracts - Purchased EUR/USD 453,128 81,406,560 Interest Rates Futures - Short Contracts EUR/USD 49,194 8,227,198 Interest Rate Swaptions USD 9,102,513 189,345,688 Total Derivative Assets 59,629,179 757,175,588 Derivative Liabilities by Primary Underlying Risk Credit Credit Default Swaps - Protection Sold USD 23,512 112,184 Equity Price Contracts for Differences - Long Contracts CHF/GBP/EUR/USD 449,045 52,194,752 Contracts for Differences - Short Contracts HKD/DKK/EUR/SEK/USD 2,524,213 30,286,046 Options Contracts - Sold USD 1,919,569 95,165,400 Total Return Swaps - Long Contracts USD 1,968 — Total Return Swaps - Short Contracts GBP/USD 1,173,591 64,491,731 Foreign Currency Exchange Rates Foreign Currency Forward Contracts CHF/EUR 287,342 31,022,107 Index Futures - Short Contracts EUR 1,472,742 51,280,301 THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 57

THIRD POINT ENHANCED LP
58 FINANCIAL STATEMENTS 2023
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

8. Derivative Contracts (continued)

Options Contracts - Sold	USD/EUR	51,587	72,421,431
Total Return Swaps - Short Contracts	USD	2,428,320	124,480,550
Interest Rates			
Futures - Short Contracts	USD	2,238	9,148,287
Total Derivative Liabilities		**10,334,127**	**530,602,789**

(1) CHF = Swiss Franc, DKK = Danish Krone, EUR = Euro, GBP = British Pound, HKD = Hong Kong Dollar, SEK = Swedish Krone, USD = US Dollar

(2) The Fair Value presented above includes the fair value of Derivative Contracts as well as option contract assets of $8.62 million included in Investments in Securities, at fair value in the Statements of Financial Condition and option contract liabilities of $1.97 million included in Securities sold, not yet purchased, at fair value in the Statements of Financial Condition and rights and warrants of approximately $4.47 million included in investments in securities at fair value in the Statements of Financial Condition.

(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2021, which is representative of the volume of derivatives held during the year.

The following table sets forth by major risk type the Partnership's net realized and change in unrealized gains/(losses) related to trading activities for the years ended December 31, 2023, December 31, 2022, December 31, 2021. These realized and change in unrealized gains/(losses) are included in the net realized and change in unrealized gain/(loss) from securities, affiliated investment funds, derivative contracts and foreign currency transactions/translations in the Statements of Operations.

	2023 Net Realized Gain/ (Loss) $	2023 Net Change in Unrealized Gain/ (Loss) $	2022 Net Realized Gain/ (Loss) $	2022 Net Change in Unrealized Gain/ (Loss) $	2021 Net Realized Gain/ (Loss) $	2021 Net Change in Unrealized Gain/ (Loss) $
Primary Underlying Risk						
Commodity Price						
Commodity Futures - Long Contracts	—	—	4,327,864	(1,757,294)	957,030	2,787,134
Commodity Futures - Short Contracts	(113,828)	(18,084)	(60,651)	18,084	—	—
Commodity Options - Long Contracts	—	—	—	—	(1,178,509)	1,073,120
Futures - Long Contracts	—	—	—	—	(552,993)	—
Credit						
Credit Default Swaps - Protection Purchased	13,660	(13,992)	(106,203)	(2,565)	(127,486)	(18,929)
Credit Default Swaps - Protection Sold	(4,663)	4,671	20,816	(467)	1,303	71

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2023 59

8. Derivative Contracts (continued)

Option Contracts - Purchased	—	—	(146,236)	—	—	—
Equity Price						
Contracts for Differences - Long Contracts	895,774	(374)	(8,785,393)	(32,786,595)	54,783,364	12,245,239
Contracts for Differences - Short Contracts	—	—	2,892,525	256,750	(16,655,035)	1,147,250
Futures - Short Contracts	—	—	1,859,549	1,472,742	—	—
Option Contracts - Purchased	(132)	—	5,173,728	(866,457)	16,463,958	(9,213,238)
Option Contracts - Sold	—	—	—	—	205,569	2,050,521
Rights and Warrants	(195,968)	(440,130)	(1,521,107)	305,962	1,633,629	(2,284,002)
Total Return Swaps - Long Contracts	—	—	(409,904)	(98,786)	9,932,382	787,390
Total Return Swaps - Short Contracts	(9,749)	9,749	20,594,260	3,636,917	(39,426,006)	8,108,625
Index						
Futures - Short Contracts	—	—	—	—	(33,012,860)	(1,472,742)
Index Futures - Short Contracts	—	—	—	—	(8,825,844)	3,064,224
Option contracts - Purchased	—	—	—	—	(6,316,077)	1,885,331
Option contracts - Sold	—	—	—	—	(19,324)	264,684
Total Return Swaps - Short Contracts	—	—	—	—	(670,427)	(2,428,320)
Interest Rates						
Futures - Short Contracts	196,983	(223,738)	221,993	176,784	(104,062)	46,956
Interest Rate Swaps - Long Contracts	316,850	(468,032)	1,670,758	468,031	—	—
Interest Rate Swaptions	—	—	17,408,931	(2,312,903)	744,578	79,158
Total Return Swaps - Long Contracts	—	—	—	—	312,406	—
Foreign Currency Exchange Rates

THIRD POINT ENHANCED LP
60 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

8. Derivative Contracts (continued)

Foreign Currency Forward Contracts	(123,637)	79,826	2,510,583	187,779	671,440	160,323
Foreign Currency Options - Purchased	—	—	(50,982)	—	—	—
Total	**975,290**	**(1,070,104)**	**45,600,531**	**(31,302,018)**	**(21,182,964)**	**18,282,795**

The Partnership's derivative contracts are generally subject to the International Swaps and Derivatives Association ("ISDA") Master Agreements or other similar agreements which contain provisions setting forth events of default and/or termination events ("credit-risk-related contingent features"), including but not limited to provisions setting forth maximum permissible declines in the Partnership's net asset value. Upon the occurrence of a termination event with respect to an ISDA Agreement, the Partnership's counterparty could elect to terminate the derivative contracts governed by such agreement, resulting in the realization of any net gains or losses with respect to such derivative contracts and the return of collateral held by such party. During the years ended December 31, 2022 and December 31, 2023, the Partnership triggered certain additional termination events in its trading agreements due to its net asset value declining below negotiated trigger levels. During the year ended December 31, 2023, the Investment Manager obtained waivers and resets of such additional termination events with those counterparties that had transactions outstanding and worked to terminate the agreements with those trading counterparties that do not have legacy positions. As of December 31, 2023 there was no impact to the Partnership related to the triggering of these termination events. As of December 31, 2023, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position is $19,736 (2022: $121,050, 2021: $41,100). The Partnership has posted $260,000 of collateral (2022: $710,000, 2021: $61,650,000), including initial margin, where applicable, in the normal course of business. Similarly, the Partnership obtains/provides collateral from/to various counterparties for OTC derivative contracts in accordance with bilateral collateral agreements. Similarly, the Partnership did not hold collateral in the form of cash from certain counterparties as of December 31, 2023 (2022: $0, 2021: $0). If the credit-risk related contingent features underlying these instruments had been triggered as of December 31, 2023 and the Partnership had to settle these instruments immediately, no additional amounts would be required to be posted by the Partnership since the aggregate fair value of the required collateral posted exceeded the settlement amounts of open derivative contracts or in the case of cross margining relationships, the assets in the Partnership's prime brokerage accounts are sufficient to offset derivative liabilities.

The Partnership's derivatives do not qualify as hedges for financial reporting purposes and are recorded in the Statements of Financial Condition on a gross basis and not offset against any collateral pledged or received. Pursuant to the ISDA master agreements, securities lending agreements, repurchase agreements and other counterparty agreements, the Partnership and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements, repurchase agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non- defaulting party generally

8. Derivative Contracts (continued) has the right to set off against payments owed to the defaulting party or collateral held by the non- defaulting party. The Partnership has elected not to offset derivative assets against liabilities subject to master netting agreements nor does it offset collateral amounts received or pledged against the fair values of the related derivative instruments. Accordingly, the Partnership presents all derivative and collateral amounts in the Statements of Financial Condition on a gross basis. As of December 31, 2023, December 31, 2022, and December 31, 2021, the gross and net amounts of derivative instruments, repurchase agreements and the cash collateral applicable to derivative instruments were as follows: 2023 Financial Assets, Derivative Assets and Collateral received by Counterparty: Fair value amounts not offset in the Statements of Financial Condition Derivative Contracts Gross Amounts of Assets Presented in the Statement of Financial Condition(1) $ Financial Instruments $ Cash Collateral Received $ Net Amount $ Counterparty 2 12,424 12,424 — — Total 12,424 12,424 — — 2023 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty: Fair value amounts not offset in the Statements of Financial Condition Derivative Contracts Gross Amounts of Liabilities Presented in the Statement of Financial Condition(2) $ Financial Instruments $ Cash Collateral Pledged $ Net Amount $ Counterparty 2 32,160 12,424 19,736 — Total 32,160 12,424 19,736 — (1) The Gross Amounts of Assets Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets in the Statements of Financial Condition. (2) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract liabilities in the Statements of Financial Condition. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 61

8. Derivative Contracts (continued) 2022 Financial Assets, Derivative Assets and Collateral received by Counterparty: Fair value amounts not offset in the Statements of Financial Condition Derivative Contracts Gross Amounts of Assets Presented in the Statement of Financial Condition(1) $ Financial Instruments $ Cash Collateral Received $ Net Amount $ Counterparty 1 21,679 — — 21,679 Counterparty 2 375 375 — — Counterparty 3 709,852 9,748 30 700,074 Counterparty 6 38,365 — — 38,365 Total 770,271 10,123 30 760,118 2022 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty: Fair value amounts not offset in the Statements of Financial Condition Derivative Contracts Gross Amounts of Liabilities Presented in the Statement of Financial Condition(2) $ Financial Instruments $ Cash Collateral Pledged $ Net Amount $ Counterparty 2 21,863 375 21,488 — Counterparty 3 9,748 9,748 — — Counterparty 9 99,562 — 99,562 — Total 131,173 10,123 121,050 — Repurchase Agreements Counterparty 4 2,282,230 2,282,230 — — Total 2,282,230 2,282,230 — — (1) The Gross Amounts of Assets Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets in the Statements of Financial Condition. (2) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract liabilities in the Statements of Financial Condition. THIRD POINT ENHANCED LP 62 FINANCIAL STATEMENTS 2023 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued Year ended December 31, 2023

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2023 63

8. Derivative Contracts (continued)

2021 Financial Assets, Derivative Assets and Collateral received by Counterparty:

Derivative Contracts	Gross Amounts of Assets Presented in the Statement of Financial Condition[1] $	Fair value amounts not offset in the Statements of Financial Condition: Financial Instruments $	Cash Collateral Received $	Net Amount $
Counterparty 1	1,924,030	519,334	1,404,696	—
Counterparty 2	15,279,245	608,435	14,670,810	—
Counterparty 3	14,318,062	6,264,465	2,966,624	5,086,973
Counterparty 4	4,712,078	1,408,975	3,303,103	—
Counterparty 5	11,275,607	560,250	1,961,417	8,753,940
Counterparty 6	46,199	—	25,639	20,560
Counterparty 8	6,648,946	65,206	6,583,740	—
Counterparty 9	955,413	866,362	89,051	—
Total	**55,159,580**	**10,293,027**	**31,005,080**	**13,861,473**

2021 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty:

Derivative Contracts	Gross Amounts of Liabilities Presented in the Statement of Financial Condition[2] $	Fair value amounts not offset in the Statements of Financial Condition: Financial Instruments $	Cash Collateral Pledged $	Net Amount $
Counterparty 1	519,334	519,334	—	—
Counterparty 2	608,435	608,435	—	—
Counterparty 3	6,264,465	6,264,465	—	—
Counterparty 4	1,408,975	1,408,975	—	—
Counterparty 5	560,250	560,250	—	—
Counterparty 8	65,206	65,206	—	—
Counterparty 9	866,362	866,362	—	—
Counterparty 11	41,100	—	—	41,100
Total	**10,334,127**	**10,293,027**	**—**	**41,100**
Repurchase Agreements				
Counterparty 4	33,616,216	33,616,216	-	-
Total	**33,616,216**	**33,616,216**	**-**	**-**

THIRD POINT ENHANCED LP
64 FINANCIAL STATEMENTS 2023
NOTES TO FINANCIAL STATEMENTS

Notes to Financial Statements continued

Year ended December 31, 2023

8. Derivative Contracts (continued)

(1) The Gross Amounts of Assets Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $8.62 million included in Investments in securities, at fair value in the Statements of Financial Condition.

(2) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract liabilities as well as gross OTC option contract liabilities of $1.97 million included in Securities Sold, not yet Purchased in the Statements of Financial Condition.

9. Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of indemnifications and warranties. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. Thus, no amounts have been accrued related to such indemnifications. The Partnership also indemnifies the General Partner, the Investment Manager and employees from and against any loss or expense, including, without limitation any judgment, settlement, legal fees and other costs. Any expenses related to these indemnifications would be reflected in administrative and professional fees in the Statements of Operations. The Partnership did not incur any expenses related to indemnifications for the years ended December 31, 2023, December 31, 2022, December 31, 2021.

10. Commitments

Certain of the Partnership's investments may include financing commitments obligating the Partnership to advance additional amounts on demand. At December 31, 2023, the Partnership had no unfunded commitments (2022: $0, 2021: $6,960,520).

11. Financial Highlights

The following represents the ratios to average limited partners' capital and total return information for the years ended December 31, 2023, December 31, 2022, December 31, 2021, December 31, 2020, and December 31, 2019:

	2023	2022	2021	2020	2019
Ratios to average Limited Partners' capital					
Total expenses	1.97 %	3.20 %	3.20 %	3.55 %	4.03 %
Incentive allocation/(Reversal of incentive allocation)	— %	— %	6.16 %	7.82 %	0.22 %
Total expenses and incentive allocation	**1.97 %**	**3.20 %**	**9.36 %**	**11.37 %**	**4.25 %**
Net investment income/(loss)	**0.13 %**	**2.70 %**	**(0.74) %**	**0.22 %**	**0.15 %**

The ratios above are calculated for all limited partners taken as a whole. The computation of such ratios based on the amount of expenses, incentive allocation, and net investment income assessed to an individual investor's capital may vary from these ratios based on different management fee and incentive arrangements (as applicable) and the timing of capital transactions. The net investment income/(loss) ratio does not reflect the effect of any incentive allocation and none of the above ratios have been annualized.

11. Financial Highlights (continued) 2023 2022 2021 2020 2019 Total return before incentive allocation (1.31) % (28.98) % 34.55% 31.19% 23.27% (Incentive allocation)/Reversal of incentive allocation — % — % (6.65) % (8.53) % (0.35) % Total return after incentive allocation (1.31) % (28.98) % 27.90% 22.66% 22.92 % Total return is calculated for all the limited partners taken as a whole. An individual investor's return may vary from these returns based on participation in “new issues”, different management fee and incentive arrangements (as applicable) and the timing of capital transactions. 12. Subsequent Events Subsequent events were evaluated by the Partnership's management through February 16, 2024, which is the date the financial statements were available to be issued. The Partnership's management has determined there are no subsequent events that would require adjustments to, or disclosure in, the Partnership's financial statements. THIRD POINT ENHANCED LP NOTES TO FINANCIAL STATEMENTS FINANCIAL STATEMENTS 2023 65

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